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                                                                    EXHIBIT 10.2

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Loan Agreement") is made as of July 30, 2001 (the "Effective Date"), by CityXpress.Com Corp., a Florida corporation, and its wholly-owned subsidiaries Xceedx Technologies Inc. and Welcome To Search Engine Inc., corporations organized under the laws of the province of British Columbia, Canada, (the "Borrowers"), in favor of Lee Enterprises, Incorporated, a Delaware corporation (the "Lender").

                                    RECITALS:

         A. Borrowers and Lender are parties to a certain Loan and Security Agreement dated as of August 16, 2000 (which, together with all amendments and modifications thereto prior to the date hereof, is hereinafter referred to as the "Existing Loan and Security Agreement"). Borrowers and Lender desire to enter into this Loan and Security Agreement, which will initially re-evidence the loans under the Existing Loan and Security Agreement and thereafter provide for other extensions of credit and other financial accommodations to Borrowers. The parties wish to provide for the terms and conditions upon which all such extensions of credit or other financial accommodations shall be made.

         B. Lender has advanced to CityXpress three separate advances consisting of: (x) an advance on August 17, 2000 in the amount of $125,000 in accordance with the terms of this Agreement and the Promissory Note attached hereto as EXHIBIT 1; (y) an advance as of August 28, 2000 in the amount of $125,000 in accordance with the terms of this Agreement and the Promissory Note attached hereto as EXHIBIT 2; (z) an advance on September 19, 2000 in the amount of $40,000 in accordance with the terms of this Agreement and the Promissory Note attached hereto as EXHIBIT 1.2 (EXHIBITS 1, 2, and 1.2 are collectively the "Notes"). Lender has purchased and is purchasing from CityXpress Series A-R Floating Rate Subordinated Convertible Debentures, Authorized Aggregate Issue $3,000,000, Convertible for Common Stock of CityXpress (the "Debenture" or "Debentures"), which Debentures are convertible into shares of Common Stock, par value $.001 per share, of CityXpress (the "Common Stock"), as contemplated by a certain Investment Agreement dated as of November 1, 2000, which was amended by the First Amendment thereto dated as of July 30, 2001 (the "Investment Agreement") by and between CityXpress and the Lender, and attached hereto as
EXHIBIT 3, such purchases being subject to the terms and conditions of the Investment Agreement.

         C. Borrowers desire to mortgage, pledge and grant to Lender, for the benefit of Lender, a security interest in any and all present and after-acquired versions of the computer software listed in SCHEDULE A hereto and the Intellectual Property therein (hereinafter, collectively, the "Collateral"), and all Proceeds (as hereinafter defined) thereof, to secure the payment of the Obligations (as hereinafter defined).

         NOW, THEREFORE, in consideration of the premises and to induce Lender to enter into the Loan Agreement and to induce Lender to make the Loans (as hereinafter defined) to Borrowers under the Loan Agreement, Borrowers hereby agrees with Lender, as follows:

                                    SECTION 1
                                  DEFINED TERMS

The following terms shall have the following meanings:

1.1 "INTELLECTUAL PROPERTY" means any and all intellectual property rights in the Collateral, including, without limitation, the following:


         1.1.1 "COPYRIGHTS", which shall refer to all types of protective rights granted (or applications therefor) for any work that constitutes copyrightable subject matter, including without limitation, literary works, musical works, dramatic works, pictorial, graphic and sculptural works, motion pictures and other audiovisual works, sound recordings, architectural works, recognized under U.S. or Canadian law and all comparable rights recognized in foreign jurisdictions or conventions or by treaty and including, without limitation, those works listed on SCHEDULE A hereto. SCHEDULE A indicates in each case whether the applicable Copyright is registered or the subject of a


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         pending registration in the U.S. or Canadian Copyright Office and any
         foreign jurisdictions. SCHEDULE A also indicates whether the Copyright is the subject of any claim of co-ownership (including any claim of ownership applicable to separate or preexisting works included in any derivative or collective work), and, if so, whether the exercise of Borrowers' rights therein are subject to (A) royalty obligations due such co-owner, its successors or assigns, (B) restrictions on exercise, assignment or sublicensing, or (C) revocation or termination. Unless otherwise expressly noted, the listing of any work shall be construed to include any separate or preexisting work included in a derivative or collective work, and shall also be construed to include preliminary drafts or versions and revisions thereof that are not separately registered by Borrowers.

         1.1.2 "PATENTS", which shall refer to all types of exclusionary or protective rights granted (or applications therefor) for inventions (including, without limitation, letters patent, plant patents, utility models, inventor's certificates and the like), and all reissues and extensions thereof and all renewals, divisions, continuations and continuations-in-part thereof, recognized under U.S. or Canadian law and all comparable rights recognized in foreign jurisdictions or conventions or by treaty, including, without limitation, all such rights listed in SCHEDULE A hereto. SCHEDULE A indicates in each case whether the applicable Patent is issued or the subject of a pending application in the U.S. or Canadian Patent Office and any foreign jurisdictions. SCHEDULE A also indicates whether the Patent is the subject of any claim of co-ownership, and, if so, whether the exercise of Borrowers' rights therein are subject to (A) royalty obligations due such co-owner, its successors or assigns, (B) restrictions on exercise, assignment or sublicensing, or (C) revocation or termination.

         1.1.3 "OTHER INTELLECTUAL PROPERTY", which shall refer to (1) Know-How, (2) Inventions, and (3) Trade Secrets, as defined below.

                  (.1) "KNOW-HOW" means any knowledge or information relating to a Patent or Copyright that is material to Borrowers' business and that enables Borrowers to operate their business with the accuracy, efficiency or precision necessary for commercial success, or otherwise affords Borrowers a commercial advantage for the possession or knowledge thereof, whether or not currently constituting Trade Secret(s) or Invention(s).

                  (.2) "INVENTION" means any new and useful process, machine, manufacture, or composition of matter, or any new and useful improvement thereof which is material to the operation of Borrowers' businesses and developed by Borrowers, their employees or agents, which could potentially be eligible for protection as Patent(s), but whether or not currently the subject of Patent(s).

                  (.3) "TRADE SECRET" means all information or other items recognized as "trade secrets" under U.S. or Canadian law and all comparable rights recognized in foreign jurisdictions or conventions or by treaty.

1.2 "OBLIGATIONS" means (a) the Loans made in connection with this Agreement as evidenced by the Notes payable to the order of Lender that shall be due and payable as set forth in such Notes, and any renewals or extensions thereof, (b) the full and prompt payment and performance of any and all other indebtedness and other obligations of Borrowers to Lender, direct or contingent (including but not limited to the Debentures purchased under the Investment Agreement, obligations incurred as endorser, guarantor or surety), however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment of Lender to Borrowers, and (c) all future advances made by Lender for taxes, levies, insurance and preservation of the Collateral and all attorney's fees, court costs and expenses of whatever kind incident to the collection of any of said indebtedness or other obligations and agreements contained herein, including, without limitation, the expenses of Lender and interest provided for in Section 7, and the enforcement and protection of the security interest created under this Loan Agreement.

1.3 "PROCEEDS" means, without limitation, (a) all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to the Intellectual Property, including (without limitation) damages and payments for past or future infringements thereof, (b) the right to sue and recover for past, present, and future infringements of the Intellectual Property, including all judgments and settlements in favor of Borrowers in respect thereof, (c) any and all


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proceeds of any insurance, indemnity, warranty, guaranty or letter of credit payable to Borrowers, from time to time with respect to any of the Collateral,
(d) all payments (in any form whatsoever) paid or payable to Borrowers from time to time in connection with any taking of all or any part of the Collateral by any governmental authority or any person acting under color of governmental authority), and (e) all other amounts from time to time paid or payable or received or receivable under or in connection with any of the Collateral.

                                    SECTION 2
                         SECURITY INTEREST FOR THE LOANS

2.1 "LOANS" Lender has advanced to Borrowers three separate advances (the "Loans") consisting of: (x) an advance on August 17, 2000 in the amount of $125,000; (y) an advance as of August 28, 2000 in the amount of $125,000; and,
(z) an advance on September 19, 2000 in the amount of $40,000. The Notes shall be due and payable on October 31, 2002."

2.2 PERFECTION OF SECURITY INTERESTS IN COLLATERAL. Borrowers and each of them shall execute and deliver to Lender, concurrently with the execution of this Agreement and at any time or times hereafter, at the request of Lender or any of them, and whether before or after the occurrence of an Event of Default as hereinafter defined, such financing statements or other documents as Lender may request, in form and substance satisfactory to Lender, and Borrowers and each of them shall do such other acts and things as Lender shall deem necessary or desirable, in order to create, perfect, continue and preserve Lender's security interests in the Collateral and to preserve the priority thereof. Borrowers hereby authorize Lender, at any time and from time to time, to file and/or record any such financing statements or other documents with such authorities and in such jurisdictions as may be necessary to create, perfect, continue and preserve Lender's security interests in the Collateral. Borrowers further agrees that a photographic, photostatic or other reproduction of this Agreement, a financing statement or other such document is sufficient as a financing statement.

2.3 SALE OR HYPOTHECATION OF COLLATERAL. Borrowers shall not, at any time following the Effective Date, directly or indirectly, whether voluntarily or involuntarily, by operation of law or otherwise: (i) sell, assign, transfer, exchange, lease, lend or dispose of any of the Collateral, or any of any Borrowers' rights therein; nor (ii) cause, suffer or permit any of the Collateral to be affected by any encumbrance, security interest or adverse claim of any kind or nature whatsoever.

2.4 MAINTENANCE OF COLLATERAL, AFTER-ACQUIRED COLLATERAL. During the term of this Agreement Borrowers shall make and maintain in full force and effect any and all registrations of copyright and letters patent issued with respect to the Collateral, and further covenant and agree that they shall, concurrently with the registration of any claim to copyright in or issuance of any letters patent with respect to any Collateral as described in paragraphs 1.1.1 and 1.1.2 in which Borrowers or any of them acquire an interest after the Effective Date, provide notice to Lender of such acquisition together with a copy of any written evidence thereof sufficient to permit Lender to take such steps, pursuant to paragraph 2.2 hereof, as may be necessary by Lender to perfect their security interests in the Collateral to which such registration or letters pertain. Borrowers or any of them shall not pledge, hypothecate or grant a security interest in or to any intellectual property in which they acquire an interest following the Effective Date hereof without first notifying Lender of any Borrower's acquisition thereof and affording Lender a reasonable opportunity to perfect its security interest therein, nor shall any Borrower enter into any agreement with respect to any after-acquired Collateral which has the effect of precluding Lender from obtaining a security interest therein which shall be prior to that of any security interest acquired therein by a security agreement entered into after the Effective Date hereof.

                                    SECTION 3
                           GRANT OF SECURITY INTEREST

As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, Borrowers hereby assign and grant to Lender for the benefit of Lender a security interest in all of Borrowers' right, title and interest in and to the Collateral, including the Intellectual Property, now owned or held, in whole or in part, or at any time hereafter acquired by Borrowers or in which Borrowers now have or at any time in the future may acquire any right, title or interest, including all Proceeds and products thereof.

                                    SECTION 4
       REPRESENTATIONS AND WARRANTIES CONCERNING THE INTELLECTUAL PROPERTY

Borrowers represent and warrant that:

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4.1      CORPORATE EXISTENCE. Borrowers are corporations duly organized in good standing and are duly qualified as foreign corporations in good standing in all jurisdictions where the nature of the business transacted by them or the ownership of their assets makes such qualification necessary.

4.2 CORPORATE POWER. The execution and delivery by Borrowers of this Agreement and all other related agreements necessary to perform any Borrower's obligations hereunder and the performance of this Agreement and such other related agreements: (i) are within such Borrower's corporate powers; (ii) are duly authorized by such Borrower's Board of Directors and, if necessary, such Borrower's stockholders; (iii) do not contravene such Borrower's Articles of Incorporation, or Bylaws, or any indenture, agreement or understanding to which any Borrower is a party or by which any Borrower or any of its properties is bound; (iv) do not, as of the Effective Date, require any governmental consent, registration or approval; (v) do not contravene any contractual or government restriction binding upon Borrowers or any of them; and (vi) will not result in the imposition of any lien, charge, security interest or encumbrance upon any property of Borrowers or any of them under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which a Borrower is a party or by which it or any of its property may be bound or affected.

4.3 FINANCIAL STATEMENTS. Attached hereto are true and complete copies, as of (a) August 16, 2000 and attached as EXHIBIT 4, and (b) June 30, 2001 and attached as EXHIBIT 4.1, of the consolidated unaudited balance sheets of the Borrowers as of the respective date(s) and consolidated unaudited statements of income of the Borrowers as of the respective date(s) (the aforementioned financial statements referred to as the "Financial Statements"). The Financial Statements have been prepared from the books and records of the Borrowers in a manner consistent with the audited financial statements of the Borrowers and present fairly the financial position and results of operations of the Borrowers as of the date and for the period indicated, in each case in conformity with U.S. generally accepted accounting principles ("GAAP"), except that the Financial Statements are summary in nature and do not include the statement of stockholders' equity and cash flows or notes and related disclosures required by GAAP.

4.4 OTHER FINANCIAL INFORMATION. Any and all financial information previously furnished to Lender in connection herewith pertaining to the financial condition, assets, liabilities, business or prospects of Borrowers or any of them or the value or condition of the Collateral is materially true and correct, and such information hereafter furnished to Lender will be materially true and correct when furnished.

4.5 PRIORITY. Upon the execution and delivery of this Agreement by Borrowers and the filing of appropriate financing statements with the proper governmental agencies, or, if applicable, upon Lender's taking possession of the Collateral, Lender shall have a perfected security interest in and to the Collateral and shall have first priority for the full amount of all the obligations secured hereunder except as disclosed in SCHEDULE B.

4.6 PAYMENT OF TAXES. Borrowers have duly paid all franchise and annual corporation taxes, impost, duties, or charges, levied, assessed or imposed upon them, or upon any of their property, of whatsoever kind or description.

4.7 CORPORATE OFFICE. The principal place of business of Borrowers and the place where Borrowers keep their books and records concerning the Collateral is and will remain 200 - 1727 West Broadway, Vancouver, B.C. V6J4W6, or such other address as Borrowers or any of them may designate in writing to Lender in writing.

4.8 INTELLECTUAL PROPERTY RIGHTS. SCHEDULE A lists all Intellectual Property in the Collateral which Borrowers have or claim a partial or entire ownership interest and that is material to the operation of the present or planned business of Borrowers. SCHEDULE A is complete, correct and current as of the date of execution of this Agreement and contains all information required to be listed or described therein. Except as otherwise indicated in SCHEDULE A, Borrowers are the sole legal and beneficial owner of all the Owned Intellectual Property listed in SCHEDULE A. Borrowers have taken reasonable and prudent action to protect, preserve and enforce their rights under the Intellectual Property. The scope and extent of Borrowers' interests in the Intellectual Property and all applicable registrations thereof are truly and accurately set forth on SCHEDULE A.

4.9 ENCUMBRANCES. SCHEDULE B lists or describes all liens, security interests, pledges, assignments, and encumbrances with respect to the Collateral. SCHEDULE B is complete, correct and current as of the date of execution of this Agreement and contains all information required to be listed or described therein.

4.10 THIRD PARTY RIGHTS. SCHEDULE C lists or describes all contracts pursuant to which Borrowers have granted any right or interest in the Collateral to any third party, or have received any such interest from any third party, with the exception of license agreements made with end users or customers in the ordinary course of business. SCHEDULE C is complete, correct


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and current as of the date of execution of this Agreement and contains all information required to be listed or described therein.

4.11 ABSENCE OF ENCUMBRANCES. Except for ownership claims, restrictions and other terms listed or disclosed in SCHEDULE A, B, and C, Borrowers' right, title and interest in and to the Collateral are free and clear of any and all liens, security interests, options, licenses, pledges, assignments, encumbrances and/or agreements of any kind. To the best of Borrowers' knowledge, Borrowers' right, title and interest in and to the Intellectual Property are sufficient to enable Borrowers to operate their business as present and as planned without serious risk of infringement or liability that has not been fully accrued or reserved.

4.12 TRANSFERS. All prior transfers and assignments by or to Borrowers, directly or indirectly, of Intellectual Property have been duly and validly recorded or registered as necessary to reflect the accurate state of ownership thereof and vest indefeasibly in each Borrower the ownership it holds or claims therein. For this purpose, the grant to or by Borrowers of any exclusive right or license in Intellectual Property shall be considered a transfer or assignment appropriate for recording or registration unless Borrowers' counsel specifically advises Borrowers such action is unnecessary. Except as set forth in SCHEDULE D, Borrowers have not, within the three (3) months prior to the date of execution of this Agreement, executed and/or delivered any transfer or assignment of any of the Intellectual Property, recorded or unrecorded.

4.13 SUITS. No actions or proceedings have been instituted or are pending or, to Borrowers' knowledge, threatened against Borrowers or Borrowers' licensees, sublicensees, agents, dealers, distributors or customers that challenge Borrowers' claimed ownership status or rights in any Intellectual Property or Borrowers' right to use or otherwise exploit the Intellectual Property in their present or planned business. No holding, decision or judgment has been rendered by any governmental authority which would limit, cancel or question the validity of any of the Intellectual Property in any respect that would conflict or interfere with the operation of Borrowers' present or planned business or diminish the value of the Intellectual Property as claimed by Borrowers.

4.14 INFRINGEMENTS BY THIRD PARTIES. To the best of Borrowers' knowledge (but without prejudice to Borrowers' rights with respect thereto), no third party is infringing or violating Borrowers' rights in Intellectual Property or exceeding the scope of authorization or license under any contracts made by Borrowers with third parties relating to such Intellectual Property (to the extent granted to such third parties by Borrowers).

4.15 NON-INFRINGEMENT. The Intellectual Property does not infringe any intellectual property right of any third person or entity.

4.16 BREACH OF THIRD PARTY AGREEMENTS. The transactions and other undertakings by Borrowers contemplated by this Agreement do not constitute transactions occurring outside the ordinary course of business with respect to pre-existing contracts between Borrowers and any of their other creditors, nor would they cause any Borrower to be deemed in default of any other agreement with a third party.

                                    SECTION 5
                                    COVENANTS

Borrowers covenant and agree with Lender that, from and after the date of this Loan Agreement until the Obligations are paid in full:

5.1 FINANCIAL STATEMENTS. Borrowers shall keep proper books and records in which full and true entries will be made of all dealings and transactions of the business and affairs of Borrowers or any of them, in accordance with GAAP, and shall deliver to Lender within twenty (20) days following the end of each monthly, quarterly and annual accounting period, such financial statements as Lender may reasonably require, which shall be prepared in accordance with the requirements and representations of Section 4.3.

5.2 MAINTENANCE OF CORPORATE EXISTENCE. Borrowers will maintain their corporate existences and their right to carry on business and will continually operate their business except for periodic shutdowns in the ordinary course of business and interruptions caused by strike, labor dispute, lack of materials or labor, catastrophe, or any other events over which they have no control.

5.3 COMPLIANCE WITH LAWS; PAYMENT OF TAXES. Borrowers shall comply with all laws, statutes and regulations pertaining to their business and to their ownership of the Collateral. Borrowers or any of them shall pay or cause to be paid


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all taxes and other levies with respect to their business when the same become due and payable, except such as are being contested in good faith by appropriate proceedings, where the effect of such proceedings is to stay any enforcement in respect of such unpaid taxes, and provided that, in any such case, Borrowers or any of them shall set aside on their books reserves deemed by Lender to be adequate to protect against liability for such taxes.

5.4 OWNERSHIP RIGHTS IN COLLATERAL. Borrowers shall, at all times, continue and maintain their ownership of the Collateral, and shall do all things necessary to maintain and keep their rights in the Collateral current pursuant to any statutes, including but not limited to all applicable patent, copyright and other intellectual property laws.

5.5 NOTIFICATIONS WITH REFERENCE TO COLLATERAL. Borrowers shall promptly notify Lender in writing of any event which affects the value of the Collateral, the ability of Borrowers or any of them or Lender to dispose of the Collateral, or the rights and remedies of Lender in relation thereto, including, but not limited to, the levy of any legal process against the Collateral and the adoption of any order, arrangement or procedure affecting the Collateral, whether governmental or otherwise. Borrowers shall also promptly notify Lender in writing of any event which adversely affects the financial condition, assets, liabilities, business, operations or prospects of Borrowers or any of them in any material respect.

5.6 OTHER DOCUMENTS. Borrowers shall promptly deliver to Lender such documents and information pertaining to the status or condition of Borrowers, the collateral, and Lender's security interest therein as Lender may request from time to time.

5.7 NEGATIVE COVENANTS. For so long as any unpaid balance of any loan made pursuant hereto is outstanding:

         5.7.1 MERGER. No Borrower may be a party to any consolidation or merger.

         5.7.2 NATURE OF BUSINESS. No Borrower may change the general character of its business as conducted at the Effective Date, or engage in any type of business not reasonably related to their business as normally conducted.

         5.7.3 EXPENSE REIMBURSEMENT. Borrowers may not reimburse any expenses to their directors, officers, or employees which shall not have been incurred for ordinary and necessary business purposes and which shall not have been properly documented in accord with sound business practices.

         5.7.4 DIVIDENDS AND STOCK REDEMPTION. Borrowers shall not directly or indirectly (i) redeem, purchase or otherwise retire any of their shares of capital stock, (ii) declare or pay any dividends in any fiscal year on any class or classes of stock, (iii) return capital of Borrowers or any of them to their stockholders, or (iv) make any other distribution on or with respect to any shares or class or classes of stock.

         5.7.5    NAME.  No Borrower may change its corporate name.

5.8 UPDATES TO SCHEDULE A. At least once every three (3) months, commencing on November 15, 2000, Borrowers will, at their sole expense, execute and deliver an updated version of SCHEDULE A. Such SCHEDULE As updated shall be complete, correct and current as of the date of delivery thereof and shall contain all information required to be listed or described therein in order to be in compliance with the provisions of Section 4 hereof (which, for such purpose, shall apply as of the date of each such further delivery).

5.9 ASSIGNMENTS AND OTHER TRANSFERS. Borrowers will not transfer or assign, or grant any exclusive license to, any of the Intellectual Property of material value. Borrowers will not license, sublicense, waive, surrender or abandon any of their Intellectual Property rights except in the ordinary course of business. Notwithstanding such transfer, assignment, license, sublicense, waiver, surrender or abandonment, the Collateral shall remain subject to the security interest granted hereunder, except as released by Lender in writing in reference thereto.

5.10 CLAIMS OF INFRINGEMENT OR OWNERSHIP. Borrowers will, at their sole expense, promptly notify Lender in the event that any third party threatens or asserts any action or proceedings against Borrowers or Borrowers' licensees, sublicensees, agents, dealers, distributors or customers that challenge Borrowers' claimed ownership status or rights in any Intellectual Property or Borrowers' right to use or otherwise exploit the Intellectual Property in their present or planned business.

5.11 TIMELY PAYMENT OF LICENSE FEES. Borrowers agree to pay or cause to be paid all royalties, fees and other amounts due from Borrowers under all contracts with third parties relating to the Intellectual Property, except to the extent that such payments are not material to the present and planned business of Borrowers and lapse or delay in payment is otherwise not prejudicial to Borrowers.

5.12 PRESERVATION OF RIGHTS. Borrowers will, at their sole expense, follow good practices in an ordinary and prudent manner to protect, preserve and enforce their rights in Intellectual Property, including but not limited to registration of all claims of ownership thereof with the appropriate governmental authorities. Upon Lender's request, Borrowers will furnish Lender with such information as Lender may require with regard to Borrowers' practices in such regard.

5.13 MAINTENANCE OF RECORDS. Borrowers will maintain accurate and complete records of their Intellectual Property. With regard to computer programs and related technology included in such Intellectual Property, Borrowers will, pursuant to an Escrow Agreement, the form of which is attached hereto as EXHIBIT 5, retain in at least one off-site repository identified to Lender current copies of all source code, system documentation, statements of principles of operation, and schematics, as well as pertinent commentary or explanation, that may be necessary to render such materials understandable and usable by a trained computer programmer, including but not limited to any proprietary languages, workbenches tools or compilers. Also included with such materials shall be a list of any third party programs (including compilers), "workbenches," tools, and higher level languages used for the development, maintenance and implementation of such computer programs and related technology.

5.14 ATTACHMENT OF SECURITY INTERESTS. Whenever Borrowers, either by themselves or through any agent, employee, licensee or designee, shall file a patent application or for the registration of any Copyright with the Canadian or United States patent and/or trademark offices, the Canadian or United States Copyright Offices, or any similar office or agency in any other country or any political subdivision thereof, Borrowers shall (A) simultaneously file or record evidence of Lender's security interest in the Collateral sufficient to meet the requirements for Lender's security interest therein to be recognized, protected and perfected and (B) report such filing to Lender within five (5) business days after the last day of the fiscal quarter in which such filing occurs.

5.15 GOVERNMENTAL OBLIGATIONS. Borrowers will, at their sole expense, pay promptly when due all taxes, assessments and governmental charges, if any, upon or against the Borrowers or their property or operations, including (without limitation) fees due to protect, preserve or enforce their Intellectual Property, in each case before the same become delinquent and before penalties accrue thereon or Borrowers' rights therein lapse or are prejudiced, unless and to the extent that the same are being contested in good faith by appropriate proceedings.

5.16 FURTHER ASSURANCES. When and as requested by Lender, Borrowers will, at their sole expense, execute, deliver, and record, in such manner as Lender may require, such further instruments and documents and take such further action as Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any United States jurisdiction with respect to the liens created hereby, and the recording of instruments confirming Lender's security interest therein with applicable U.S., Canadian or foreign authorities and agencies. Borrowers hereby authorize Lender to file any such financing or continuation statement or other instrument without the signature of Borrowers or, if applicable, by affixing the signature of Borrowers on Borrowers' behalf, to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Loan Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

5.17 AVOIDANCE OF LIENS. Borrowers will not create, incur or permit to exist, will take all commercially reasonable actions to defend the Collateral against, and will take such other commercially reasonable action as is necessary to remove, any lien or claim on or to the Collateral, other than the liens created hereby, and other than as pursuant hereto or disclosed in Schedules A or B, and will take all commercially reasonable actions to defend the right, title and interest of Lender in and to any of the Collateral against the claims and demands of all persons whomsoever. Borrowers will advise Lender promptly, in reasonable detail, at Lender's address as set forth in the Loan Agreement, (i) of any lien (other than liens created hereby or permitted under the Loan Agreement) on, or claim asserted against, Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the liens created hereunder.

                                    SECTION 6
                    LENDER'S APPOINTMENT AS ATTORNEY-IN-FACT

6.1 APPOINTMENT. Borrowers hereby irrevocably constitute and appoint Lender and any officer or agent thereof, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrowers and in the name of Borrowers or in its own name, from time to time after the occurrence, and during the continuation of, an Event of Default in Lender's discretion, for the purpose of carrying out the terms of this Loan Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Loan Agreement, and, without limiting the generality of the foregoing, Borrowers hereby grant Lender the power and right, on behalf of Borrowers without notice to or assent by Borrowers, to do the following:

         (I) at any time when any Event of Default shall have occurred and is continuing in the name of Borrowers or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under, or with respect to, any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such moneys due with respect to such Collateral whenever payable;

         (II) to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Loan Agreement and to pay all or part of the premiums therefor and the costs thereof; and

         (III) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Lender or as Lender shall direct, (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral,
         (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral, (E) to defend any suit, action or proceeding brought against Borrowers with respect to any Collateral, (F) to settle, compromise or adjust any suit, action or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as Lender may deem appropriate, (G) to transfer, assign, licensor or sublicense any Intellectual Property, throughout the world for such term or terms, on such conditions, and in such manner, as Lender shall in its sole discretion determine, and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender's option and Borrowers' expense, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and the liens of Lender thereon and to effect the intent of this Loan Agreement, all as fully and effectively as Borrowers might do. Borrowers hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

6.2 EXECUTION OF INSTRUMENTS. Borrowers also authorizes Lender, at any time and from time to time, to execute, in connection with the sale provided for in
Section 10 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

6.3 LENDER NOT REQUIRED TO EXERCISE POWERS. The powers conferred on Lender hereunder are solely to protect the interests of Lender in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its partners, officers, directors, employees or agents shall be responsible to Borrowers for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or failure to comply with mandatory provisions of applicable law.

                                    SECTION 7
                 PERFORMANCE BY LENDER OF BORROWERS' OBLIGATIONS

If Borrowers fail to perform or comply with any of their agreements contained herein and Lender, as provided for by the terms of this Loan Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with any such agreements, then the expenses of Lender incurred in connection with such performance or compliance, including all attorney's fees and court costs related thereto, together with interest thereon at the highest default rate provided in the Note, shall be payable by Borrowers to Lender on demand shall constitute Obligations secured hereby.

                                    SECTION 8
                                    PROCEEDS

It is agreed that if an Event of Default shall occur and be continuing, then (a) all Proceeds received by Borrowers consisting of cash, checks and other cash equivalents shall be held by Borrowers in trust for Lender, segregated from other funds of Borrowers, and shall, forthwith upon receipt by Borrowers, be turned over to Lender in the exact form received by Borrowers (duly endorsed by Borrowers to Lender, if required), and, (b) any and all such Proceeds received by Lender (whether from Borrowers or otherwise) shall promptly be applied by Lender against, the Obligations (whether matured or unmatured), such application to be in such order as set forth in the Loan Agreement.

                                    SECTION 9
                                EVENTS OF DEFAULT


9.1      DEFAULT, RIGHTS AND REMEDIES OF LENDER.

         9.1.1 DEFAULTS. If any of the following events ("Events of Default") shall occur, then Lender may at its option and without demand or notice of any kind declare the Loans or any of them immediately due and payable.

                  (a) Borrowers or any of them fail to pay the principal or any interest or other fee due under the Loans, the Notes, the Debentures or Investment Agreement;

                  (b) Borrowers or any of them fail or neglect to perform, keep or observe any of their covenants, conditions or agreements contained in any of the subsections of this Agreement, the Debentures, the Investment Agreement or Registration Rights Agreement by and between Lender and CityXpress dated as of November 1, 2000 (the "Registration Rights Agreement") or become materially unable to provide support of the Collateral to licensees thereof;

                  (c) Any warranty or representation now or hereafter made by Borrowers or any of them in connection with this Agreement, the Debentures or the Investment Agreement is untrue or incorrect at any material respect when made or any schedule, certificate, statement, report, financial data, notice or writing furnished at any time by Borrowers or any of them to Lender is untrue or incorrect in any material respect, on the date as of which the facts set forth herein are stated or certified;

                  (d) A judgement and order requiring payment in excess of $50,000 shall be rendered against Borrowers or any of them and such judgment or order shall remain unsatisfied or undischarged and in effect for ninety (90) consecutive days without judicial enforcement or execution, provided that this subsection (d) shall not apply to any judgment for which Borrowers or any of them are fully insured and with respect to which the insurer has admitted in writing its liability for a full payment thereof;

                  (e) A notice of levy, lien or assessment is filed or recorded with respect to all or substantial parts of the assets of Borrowers or any of them by any governmental authority, or any taxes or debts owing at any time or times hereafter to any one or more of them become a lien on all or a substantial part of any Borrower's property, and such lien, levy or assessment is not discharged or released within ten (10) days of a notice or attachment thereof;

                  (f) All or any part of any Borrower's property is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors and on or before the 60th day thereafter such assets are not returned to Borrowers or any of them and/or such writ, distress warrant or levy is not dismissed, stayed or lifted;

                  (g) Any proceeding under the United States bankruptcy laws or the laws of the Canada pertaining to insolvency or receivership is filed by or against Borrowers or any of them;

                  (h) Any proceeding under a bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by or against Borrowers or any of them or any Borrower makes an assignment for the benefit of creditors or Borrowers or any of them takes any corporate action to authorize any of the foregoing;

                  (i) Borrowers or any of them cease to conduct a material part of their business affairs in the ordinary course;

                   (j) Borrowers or any of them default in the performance of or compliance with any term, condition or covenant deemed an "Event of Default" or words of similar import under this Agreement, the Notes, the Debentures, the Investment Agreement, or Registration Rights Agreement any credit or loan agreement or facility with any third-party lender, and Lender, after receipt of notice thereof from Borrowers, deems itself insecure as a result thereof;

                  (k) Borrowers or any of them fail to comply with the filing requirements of the Securities Exchange Act of 1934, as amended;

                  (l) Borrowers or any of them experience a change in or disagreement with Ernst & Young, L.L.P., including but not limited to a change in accountants, an adverse opinion, the receipt of an opinion qualified or modified as to uncertainty, audit scope or procedures, accounting principles or financial statement disclosure,, unless such change or disagreement shall not represent or pertain to a material adverse change to Borrowers' financial statements; or

                  (m) CityXpress shall fail to secure the following "Qualifying Customer Agreements" between August 1, 2001 and October 31, 2001: (i) agreement(s) with one or more new customers to launch CityXpress' products in a minimum of four newspapers within eight weeks of the customer's signature of the agreement; (ii) agreements with customers of CityXpress prior to August 1, 2001, to launch CityXpress' products in a minimum of four newspapers; and (iii) agreements resulting in two new E-Team assisted launches per month in each of the months of August, September and October with newspapers, with CityXpress' E-Team providing training services for the newspaper's sales force. The agreements referred to in items (i) and (iii) of this subsection 9.1.1(m) shall contain CityXpress' standard terms providing for revenues from editorial content and for insertion fees from the sale of CityXpress' promotional products to the newspaper's advertisers. On the last business day of each of the monthly periods, CityXpress shall submit to the Lender a written summary of Qualifying Customer Agreements, by category by newspaper.

                                   SECTION 10
                              REMEDIES UPON DEFAULT

Upon an Event of Default, Lender may pursue any or all of the following remedies, without any notice to Borrowers except as required below:

10.1 NOTICE. If Lender shall give written notice of an Event of Default to Borrowers, and Borrowers shall fail to cure such default within ten (10) days following receipt of such notice, then and in that event Lender shall be entitled to exercise the rights conferred in Paragraphs 10.2-10.5 of this
Section 10. During the ten-day cure period, Borrowers shall not dispose of, conceal, transfer, sell or encumber any of the Collateral (including, but not limited to, cash proceeds) without Lender's prior written consent, even if such disposition is otherwise permitted hereunder in the ordinary course of business. Any such disposition, concealment, transfer or sale after the giving of such notice shall constitute a wrongful conversion of the Collateral. Lender may obtain a temporary restraining order or other equitable relief to enforce Borrowers' obligation to refrain from so impairing the Collateral.

10.2 POSSESSION OF COLLATERAL. Lender may take possession of any or all of the Collateral, pursuant to the Escrow Agreement attached hereto as EXHIBIT 5. To the extent Borrowers have failed to comply with the deposit requirements of paragraph 5.13 of this Agreement or Borrowers have failed to comply with the deposit requirements of the Escrow Agreement, Borrowers hereby agree to turn over to Lender or its designee all property with respect to which such failure of compliance has occurred. With respect to any such property, Borrowers hereby consent to Lender's entry into any of Borrowers' premises to take possession of such items, and specifically consent to Lender's forcible entry thereto as long as Lender causes no significant damage to the premises in the process of entry (drilling of locks, cutting of chains and the like do not in themselves cause " significant" damage for the purposes hereof) and provided that Lender accomplishes such entry without a breach of the peace.

10.3 SETOFF. Lender may exercise its lien upon and right of setoff against any monies, items, credits, deposits or instruments that Lender may have in its possession and that belong to Borrowers or to any other person or entity liable for the payment of any or all of the Obligations.

10.4 EXERCISE COLLATERAL LICENSE RIGHTS. Lender may exercise the rights granted pursuant to the Collateral License Agreement attached hereto as EXHIBIT 6.

10.5 OTHER RIGHTS. Lender may exercise any right that it may have under any other document evidencing or securing the Obligations or otherwise available to Lender at law or equity.

                                   SECTION 11
            LIMITATION ON DUTIES REGARDING PRESERVATION OF COLLATERAL

Lender's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Lender would deal with similar property for its own account. Neither Lender nor any of its partners, directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrowers or otherwise.

                                   SECTION 12
                                  MISCELLANEOUS

12.1 POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

12.2 SEVERABILITY. Any provision of this Loan Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.3 SECTION HEADINGS. The section headings used in this Loan Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

12.4 NO WAIVER: CUMULATIVE REMEDIES. Lender shall not by any act (except by a written instrument pursuant to Paragraph 12.5 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Lender of any right or remedy hereunder on any occasion shall not be construed as a bar to any right or remedy, which Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

12.5 WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS. None of the terms or provisions of this Loan Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Borrowers and Lender, provided that any provision of this Loan Agreement may be waived by Lender in a written letter or agreement executed by Lender or by facsimile transmission from Lender. This Loan Agreement shall be binding upon the successors and assigns of Borrowers and shall inure to the benefit of Lender and its successors and assigns.

12.6 NOTICES. Any and all notices, elections or demands permitted or required to be made under this Loan Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Loan Agreement:

The Address of Lender is:           Lee Enterprises, Incorporated
                                    400 Putnam Building
                                    215 N. Main St.
                                    Davenport, Iowa 52801

The Address of Borrowers  is:       CityXpress.Com Corp.
                                    200 - 1727 West Broadway
                                    Vancouver, B.C. V6J4W6

12.7 GOVERNING LAW. This Agreement shall be interpreted and construed according to the laws of the State of Delaware, U.S.A., without regard to its choice-of-law rules. As to substantive matters pertaining to intellectual property, the applicable law of the situs of such property as determined by the law of the State of Delaware shall control.

12.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

12.9 CONSENT TO JURISDICTION; EXCLUSIVE VENUE. Borrowers hereby irrevocably consent to the Jurisdiction of the United States District Court for the Southern District of Iowa and of all Iowa state courts sitting in Scott County, Iowa, for the purpose of any litigation to which Lender may be a party and which concerns this Loan Agreement or the Obligations. It is further agreed that venue for any such action shall lie exclusively with courts sitting in the United States District Court for the Southern District of Iowa and of all Iowa state courts sitting in Scott County, Iowa unless Lender agrees to the contrary in writing.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.



BORROWERS:                                       LENDER:
CityXpress.Com Corp.                             Lee Enterprises, Incorporated

         /s/ Ken Bradley                               /s/ Gregory Schermer
---------------------------------------          -------------------------------
By:     Ken Bradley                              By:
Title:  Chief Operating Officer and CFO             ----------------------------
                                                 Title:
                                                       -------------------------



Xceedx Technologies Inc.

         /s/  Ken Bradley
---------------------------------------
By:
   ------------------------------------
Title:
      ---------------------------------


Welcome To Search Engine Inc.

         /s/  Ken Bradley
---------------------------------------
By:
   ------------------------------------
Title:
      ---------------------------------

                                    EXHIBIT 1

                                 PROMISSORY NOTE

                                   EXHIBIT 1.2

                                 PROMISSORY NOTE

                                    EXHIBIT 3

                  INVESTMENT AGREEMENT DATED AS OF NOVEMBER 1, 2000, WHICH WAS AMENDED BY THE FIRST AMENDMENT THERETO DATED AS OF JULY 30, 2001.

                              CITYXPRESS.COM CORP.

                FLOATING RATE SUBORDINATED CONVERTIBLE DEBENTURES

                      AUTHORIZED AGGREGATE ISSUE $1,500,000

                               SERIES A THROUGH F

                   CONVERTIBLE FOR COMMON STOCK OF THE COMPANY

                           MATURITY: OCTOBER 31, 2003




                              INVESTMENT AGREEMENT

                                 BY AND BETWEEN

                          LEE ENTERPRISES, INCORPORATED

                                       AND

                              CITYXPRESS.COM CORP.

                              CITYXPRESS.COM CORP.

                FLOATING RATE SUBORDINATED CONVERTIBLE DEBENTURES

                      AUTHORIZED AGGREGATE ISSUE $1,500,000

                               SERIES A THROUGH F

                   CONVERTIBLE FOR COMMON STOCK OF THE COMPANY

                           MATURITY: OCTOBER 31, 2003


       $250,000 SERIES A FLOATING RATE SUBORDINATED CONVERTIBLE DEBENTURES $250,000 SERIES B FLOATING RATE SUBORDINATED CONVERTIBLE DEBENTURES $250,000 SERIES C FLOATING RATE SUBORDINATED CONVERTIBLE DEBENTURES $250,000 SERIES D FLOATING RATE SUBORDINATED CONVERTIBLE DEBENTURES $250,000 SERIES E FLOATING RATE SUBORDINATED CONVERTIBLE DEBENTURES $250,000 SERIES F FLOATING RATE SUBORDINATED CONVERTIBLE DEBENTURES

                                                    Dated as of November 1, 2000


         LEE ENTERPRISES, INCORPORATED, a Delaware corporation (the "Purchaser"), agrees with CityXpress.com Corp., a Florida corporation (the "Company"), as follows:

1.       AUTHORIZATION OF DEBENTURES

         The Company will authorize the issue and sale of:

                  (a) $250,000 Series A Floating Rate Subordinated Convertible Debentures (the "Series A Debenture"), such term to include each Series A Debenture delivered from time to time in accordance with this Agreement);

                  (b) $250,000 Series B Floating Rate Subordinated Convertible Debentures (the "Series B Debenture"), such term to include each Series B Debenture delivered from time to time in accordance with this Agreement);

                  (c) $250,000 Series C Floating Rate Subordinated Convertible Debentures (the "Series C Debenture"), such term to include each Series C Debenture delivered from time to time in accordance with this Agreement);

                  (d) $250,000 Series D Floating Rate Subordinated Convertible Debentures (the "Series D Debenture"), such term to include each Series D Debenture delivered from time to time in accordance with this Agreement);

                  (e) $250,000 Series E Floating Rate Subordinated Convertible Debentures (the "Series E Debenture"), such term to include each Series E Debenture delivered from time to time in accordance with this Agreement); and

                  (f) $250,000 Series F Floating Rate Subordinated Convertible Debentures (the "Series F Debenture"), such term to include each Series F Debenture delivered from time to time in accordance with this Agreement).

The Series A Debenture, Series B Debenture, Series C Debenture, Series D Debenture, Series E Debenture and Series F Debenture shall be referred to in this Agreement collectively as the "Debentures", such term to include any such debentures issued in substitution therefor pursuant to Section 13 of this Agreement. The Series A Debenture, Series B Debenture, Series C Debenture, Series D Debenture, Series E Debenture and Series F Debenture shall be substantially in the forms set out in EXHIBIT 1, EXHIBIT 2, EXHIBIT 3, EXHIBIT 4, EXHIBIT 5 and EXHIBIT 6 respectively, with such changes therefrom, if any, as may be approved by Purchaser and the Company. Certain capitalized terms used in this Agreement are defined in this Agreement or in SCHEDULE A. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement, and references to Sections are, unless otherwise specified, references to Sections of this Agreement.

2.       SALE AND PURCHASE OF DEBENTURE

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to Purchaser and Purchaser will purchase from the Company, at the Closing and Additional Closings provided for in Section 3, Debentures in the principal amount and in the Series specified in EXHIBITS 1 through 6, at the purchase price of 100% of the principal amount thereof, and Reference Rate of interest, redemption and conversion rights and other terms and conditions as provided therein.

3.       CLOSING AND ADDITIONAL CLOSINGS

         3.1      Closing.

         The sale and purchase of the Series A Debenture to be purchased by Purchaser shall occur at a closing (the "Closing") on October 31, 2000 (the "Closing Date"). At the Closing the Company will deliver to Purchaser the Series A Debenture to be purchased by Purchaser in the form of a single Debenture (or such greater number of Debentures in denominations of at least $50,000 as Purchaser may request) registered in Purchaser's name (or in the name of Purchaser's nominee). The Company acknowledges receipt of Purchaser's $100,000 payment on October 3, 2000, and (b) Purchaser's $150,000 payment on October 13, 2000 for the Series A Debenture. If at the Closing the Company shall fail to tender such Debenture to Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to Purchaser's satisfaction, Purchaser shall, at Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights Purchaser may have by reason of such failure or such nonfulfillment. The Company shall deliver to Purchaser an

Officer's Certificate and Secretary's Certificate dated the Closing Date in a form reasonably acceptable to Purchaser's counsel.

         3.2      Additional Closings.

         The sale and purchase of the Series B - F Debentures to be purchased by Purchaser shall occur at closings (the "Additional Closing") on the dates set forth on SCHEDULE 3.2 (each an "Additional Closing Date"). At each Additional Closing the Company will deliver the appropriate Series B - F Debentures to be purchased by Purchaser in accordance with the each Additional Closing Date in the form of a single Debenture (or such greater number of Debentures in denominations of at least $50,000 as Purchaser may request) registered in Purchaser's name (or in the name of Purchaser's nominee), against delivery by Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company or by Lee check sent via courier for next day delivery. If at any Additional Closing the Company shall fail to tender such Debenture to Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to Purchaser's reasonable satisfaction, Purchaser shall, at Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights Purchaser may have by reason of such failure or such nonfulfillment. The Company shall deliver to Purchaser an Officer's Certificate and a Secretary's Certificate dated the Additional Closing Date in a form reasonably acceptable to Purchaser's counsel.

4.       CONDITION TO CLOSING

         The Purchaser's obligation to purchase and pay for the Debentures and the Company's obligation to sell the Debentures to Purchaser at the Closing and each Additional Closing is subject to the the condition that the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and each Additional Closing after giving effect to the issue and sale of the Debentures . No Default or Event of Default shall have occurred and be continuing.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser on the Closing Date that:

         5.1      Organization; Power and Authority.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the Properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Debentures and to perform the provisions hereof and thereof.

         5.2      Authorization, etc.

         This Agreement and the Other Agreements and the sale of the Debentures have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery of this Agreement, each Other Agreement and each Debenture will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.3      No Undisclosed Liabilities.

         Except as disclosed in the financial statements referred to in Section 5.5, such financial statements taken as a whole do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. With respect to the financial statements referred to in
Section 5.5, for the period ended September 30, 2000, there has been no change in the financial condition, operations, business or Properties of the Company or any of its Subsidiaries except changes disclosed in such financial statements that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         5.4      Organization and Ownership of Shares of Subsidiaries.

                  (a) SCHEDULE 5.4 is (except as noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in SCHEDULE 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in SCHEDULE 5.4).

                  (c) Each Subsidiary identified in SCHEDULE 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the Properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         5.5      Financial Statements.

         The Company has delivered to Purchaser copies of the financial statements of the Company and its Subsidiaries as of the Closing, and additional financial statements as required in Section 7.1 hereof. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         5.6 Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Company of this Agreement and the Debentures will not

                  (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any Property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective Properties may be bound or affected;

                  (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary; or

                  (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         5.7      Governmental Authorizations, etc.

         No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Debentures.

         5.8      Litigation; Observance of Statutes and Orders.

                  (a) Except as disclosed in SCHEDULE 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any Property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         5.9      Taxes.

         Except as disclosed in writing to the Purchaser, the Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company and its Subsidiaries have previously furnished in writing to Purchaser a complete and correct listing of any current violations of this
Section 5.9.

         5.10     Title to Property, Leases.

         The Company and its Subsidiaries have good and sufficient title to their respective material Properties, including all such Properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All material leases are valid and subsisting and are in full force and effect in all material respects.

         5.11     Licenses, Permits, etc.

         Except as disclosed in SCHEDULE 5.11, the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

         5.12     Compliance with ERISA.

         The Company and each Subsidiary have operated and administered each employee benefit plan subject to ERISA in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.

         5.13     Private Offering by the Company.

         Neither the Company nor anyone acting on its behalf has offered the Debentures or any similar securities, for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than Purchaser, and not more than 39 other Institutional Investors, each of which has been offered the Debentures at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Debentures to the registration requirements of Section 5 of the Securities Act.

         5.14     Margin Regulations.

         No part of the proceeds from the sale of the Debentures hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (112 CFR 220). Margin stock does not constitute more than 1 % of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

         5.15     Existing Indebtedness.

         The Company has disclosed to Purchaser a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date hereof (the "Existing Indebtedness"), since which date there has been no material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary, and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. SCHEDULE
5.15 contains a complete and correct listing of the Existing Indebtedness of the Company to which the Debentures are subordinated (collectively, the "Senior Existing Indebtedness").

         5.16     Foreign Assets Control Regulations, etc.

         Neither the sale of the Debentures by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         5.17     Status under Certain Statutes.

         Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts (49 U.S.C.), as amended, or the Federal Power Act, as amended.

         5.18     Disclosure.

         This Agreement (including without limitation the Schedules and Exhibits hereto) does not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein in the light of the circumstances under which they were made, not misleading.

         5.19     Transactions With Affiliates.

         Except for employment agreements and stock option agreements which have been previously been disclosed in the Company's Securities Act and Exchange Act filings and which are listed on SCHEDULE 5.19 or Indebtedness listed in SCHEDULE 5.15, no director, officer, employee or stockholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any Material transaction with the Company, including any Material contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal Property from, or otherwise requiring payments to, any such person or firm.

         5.20     Additional Disclosures.

         The Company has provided Purchaser with the latest version of (a) its Business Plan and (b) most recent draft of the Company's budget for the fiscal year 2000, both of which are complete and correct as of the date hereof. The Company will apply the proceeds from the sale of the Debentures consistent with the Business Plan.

         5.21     Authorized Capital Stock.

         The authorized capital stock of the Company on this date of this Agreement is set forth on SCHEDULE 5.21. The Company covenants and agrees that at the time of any Conversion Date (as defined in Section 8.6), 6,902,429 shares (reduced to reflect conversions previously made under Section 8.6) of the Company's Common Stock, par value 0.001 per share ("Common Stock"), will be validly authorized, issued and outstanding, fully paid and nonassessable, free from all preemptive rights, taxes, Liens and charges with respect to the issue thereof, with no personal liability attaching to the ownership thereof. On the date of this Agreement, there are

6,902,429 shares of Common Stock reserved for issuance in connection with Purchaser's conversion rights set forth in Section 8.6. The Company covenants and agrees that it will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for issuance in connection with your conversion rights set forth in Section 8.6. The Company further covenants and agrees the Company will from time to time take all such action as may be required to assure that the stated or par value per share of Common Stock is at all times equal to or less than the effective conversion price per share of Common Stock issuable upon conversion of the Debentures. As of the date of this Agreement SCHEDULE 5.21 sets forth shares of Common Stock reserved for issuance in connection with options which have been granted or are currently committed to be granted or have not yet been exercised. As of the date of this Agreement the number of shares of Common Stock and number of subscriptions, warrants, options, convertible securities and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company are set forth in SCHEDULE 5.21. The designations, powers, preferences rights, qualifications, limitations and restrictions on the date of this Agreement in respect of each class and series of authorized capital stock of the Company are set forth in SCHEDULE 5.21. The Company on the date of this Agreement has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equities securities or any interest therein or to pay any dividend or make any other distribution in respect thereof except as set forth in this Agreement, the Registration Rights Agreement of even date by and between the Company and Purchaser (the "Registration Rights Agreement") and
SCHEDULE 5.21. The Company on the date of this Agreement is not a party to any voting trusts or agreements, stockholders agreements, pledge agreements, buy-sell agreements, agreements containing rights of first refusal or preemptive rights, and there are no proxies relating to any securities of the Company, except for this Agreement. To the knowledge of the Company's Chief Financial Officer, assuming the accuracy of the representations and warranties contained in SCHEDULE 5.21, all of the outstanding securities of the Company have been issued in compliance with all applicable U.S. and Canadian securities laws concerning the issuance of securities.

         5.22     Intellectual Property; Proprietary Information of Third
Parties.

         The Company is in compliance as of the date of this Agreement with all of its representations, warranties and covenants with respect to the Intellectual Property, as defined in the First Amendment to the Loan and Security Agreement made and dated as of September 19, 2000 among Purchaser and CityXpress.Com Corp., a Florida corporation, and its Wholly-Owned Subsidiaries Xceedx Technologies Inc. and Welcome To Search Engine Inc., corporations organized under the laws of the province of British Columbia, Canada (the "Borrowers"), which amends that certain Loan and Security Agreement dated as of August 16, 2000, among the Borrowers and the Purchaser (the "Loan and Security Agreement").

6.       REPRESENTATIONS OF THE PURCHASER

         6.1      Purchase for Investment.

         Purchaser represents that the Debentures are being purchased for its account and not with a view to the distribution or resale thereof, provided that the disposition of Purchaser's Property shall at all times be within Purchaser's control. Purchaser understands that the Debentures have not been registered under the Securities Act (or similar Canadian laws) and applicable U.S. blue sky laws and may be resold in the United States only if registered pursuant to the provisions of the Securities Act and applicable U.S. blue sky laws or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Debentures.

         6.2      Organization; Power and Authority.

         The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Purchaser has the corporate power and authority to own or hold under lease the Properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Debentures and to perform the provisions hereof and thereof.

         6.3      Authorization, etc.

         This Agreement and the Other Agreements and the purchase of Debentures have been duly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes, and upon execution and delivery this Agreement and the Registration Rights Agreement will constitute, a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         6.4      Disclosure.

         Purchaser's representations and warranties do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein, in the light of the circumstances under which they were made, not misleading.

         6.5      Government Authorization.

         No consent, approval or authorization of, or registration, filing or declaration with any Governmental Authority is required in connection with the execution, delivery or performance by the Purchaser of this Agreement or the Debentures.

7.       INFORMATION AS TO COMPANY

          7.1     Financial and Business Information.

         The Company shall deliver to each holder of the Debentures:

                  (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                           (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-QSB (or equivalent form applicable to the Company) prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section
         7.1 (a);

                  (b) Annual Statements -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-KSB (or equivalent form applicable to the Company) for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

                  (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (other than on Form S-8 or similar form) that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;

                  (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                   (e) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or Properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Debentures as from time to time may be reasonably requested by any such holder of Debentures, including, without limitation, a complete and correct version of its Business Plan and Annual Budget in at least such form and content as delivered to Purchaser as of the date hereof.

          7.2     Officer's Certificate.

         Each set of financial statements delivered to a holder of Debentures pursuant to Section 7.1 (a) or Section 7.1 (b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.6, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and to the best of such officer's knowledge no condition or event that constitutes a Default or an Event of Default existed during the period covered by the statements or, if any such condition or event existed or exists specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         7.3      Inspection.

         The Company shall permit the representatives of each holder of
Debentures:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and Properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or Properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.       REDEMPTION OF THE DEBENTURES

         8.1 Optional Redemption. The Debentures will not be redeemable prior to October 31, 2003, unless (x) the quoted price on any securities exchange registered under the Securities Exchange Act of 1934 or through NASDAQ of the Common Stock (the "Quoted Price") shall have equaled or exceeded 130% of the Conversion Price (as defined in Section 8.6) for at least thirty consecutive days ended with five trading days prior to the date notice of such optional redemption is given, and (y) the Company delivers notice to the Purchaser that the Company in good faith intends to file a registration statement for a United States public offering within twenty days of such notice. The notice shall provide for a redemption date (the "Optional Redemption Date") not less than fifteen days from the date thereof. The Company will redeem the principal amount of the Debentures at a redemption price of 100% of principal amount, plus accrued interest to the Optional Redemption Date. The Company may redeem the principal amount of the Debentures to be redeemed pursuant to this paragraph 8.1 by subtracting 100 percent of the principal amount of the Debentures that Debenture Holder shall have converted to Common Stock, which the Debenture Holder has delivered to the Company for cancellation. The Company may redeem the amount of the Debentures only once pursuant to this Section 8.1.

         8.2 Mandatory Redemption. The Company will redeem the principal amount of the Debentures on October 31, 2003 (the "Mandatory Redemption Date"), at a redemption price of 100% of principal amount, plus accrued interest to the Mandatory Redemption Date. The Company may redeem the principal amount of the Debentures to be redeemed pursuant to this Section 8.2 by subtracting 100 percent of the principal amount of the Debentures that Debenture Holder shall have converted to Common Stock, which the Debenture Holder has delivered to the Company for cancellation. The Company may redeem the amount of the Debentures only once pursuant to this Section 8.2. There shall be no earlier redemption of the Debentures without Purchaser's prior written consent.

         8.3      Notice of Redemption.

         Notice of the mandatory redemption date will be mailed at least thirty days but not more than sixty days before the Mandatory Redemption Date to the Debenture Holder at its registered address in accordance with the notice provisions hereof in this Agreement.

         8.4      Allocation of Partial Prepayments.

         In the case of each partial prepayment of the Debentures, the principal amount of the Debentures to be prepaid shall be allocated among all of the Debentures at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, without distinguishing among the different Series.

         8.5      Maturity; Surrender, etc.

         In the case of each prepayment of Debentures pursuant to this Section 8, the principal amount of each Debenture to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest, as aforesaid, interest on such principal amount shall cease to accrue. Any Debenture paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Debenture shall be issued in lieu of any prepaid principal amount of any Debenture.

         8.6      Conversion.

         A Debenture Holder may convert any Debenture, in whole or in part, into fully paid and non-assessable Common Stock of the Company at any time before the close of business on the Optional Redemption Date or Mandatory Redemption Date, as the case may be (each such conversion is a "Conversion Date"), subject at all times thereafter to the benefits of the Registration Rights Agreement in accordance with the terms thereof and the terms of the Debentures attached as EXHIBITS 1 through 6. If the Debenture is called for redemption, the holder may convert it at any time before the close of business on the Optional Redemption Date or Mandatory Redemption Date, as the case may be. The Debenture shall be converted, subject to adjustment as provided in Section 5 of each Debenture, on the basis of the aggregate of (a) one (1) share of Common Stock of the Company for each $0.2173 of principal debt balance due on the Debenture (the "Conversion Price"), and (b) one (1) share of Common Stock of the Company times the quotient of (i) the accrued interest on the Debenture to the Conversion Date divided by
(ii) the Quoted Price as defined in Section 8.1 hereof (the "Interest Conversion Rate"). No fraction of a share of Common Stock shall be deliverable in payment of principal or accrued interest on the Debenture, but any fraction of a share shall be rounded upwards to the nearest whole share.

9.       AFFIRMATIVE COVENANTS

         The Company covenants that so long as any of the Debentures are outstanding:

         9.1      Compliance with Law.

         The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective Properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         9.2      Insurance.

         The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective Properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         9.3      Maintenance of Properties.

         The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective Properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its Properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a Material Adverse Effect.

         9.4      Payment of Taxes.

         As soon as practical after the date hereof (but not more than 90 days after the date hereof), the Company will, and will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax or assessment if
(a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         9.5      Corporate Existence, etc.

         The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.3 and Section 10.4, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

         9.6      Update of Disclosure Materials.

         The Company will update its disclosures to the Purchaser referenced in Sections 5.9, 5.15 and 5.20.

10.       NEGATIVE COVENANTS

         The Company covenants that, so long as Purchaser has purchased all of the Series A-F Debentures, and so long as any of the Debentures are outstanding:


         10.1     Total Indebtedness.

         The Company will not, and will not permit any Subsidiary to, at any time, directly or indirectly create, incur, issue, assume, guaranty or otherwise become liable with respect to any Indebtedness outstanding other than (a) the Existing Indebtedness existing on the Closing Date and each Additional Closing Date as contemplated under the terms of the Series A - F Debentures or (b) Indebteness incurred in respect of and not exceeding the amount of any Lien permitted under clauses (i), (ii), (iii), (iv), (v), and (vi) of Section 10.6(a), unless the consent of the Purchaser shall have been obtained.

         10.2     Subsidiary Indebtedness.

         The Company will not, at any time, permit any Subsidiary to have any Indebtedness outstanding other than the Existing Indebtedness of a Subsidiary existing on the Closing Date and described in SCHEDULE 5.15 or an extension, renewal or refunding of the Existing Indebtedness, provided that the principal amount of such extended, renewed or refunded Existing Indebtedness does not exceed the principal amount of the Existing Indebtedness outstanding immediately prior to such extension, renewal or refunding;

         10.3     Mergers, Consolidations, etc.

         The Company shall not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person or change its jurisdiction of incorporation without obtaining the prior written consent of Purchaser. No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.3 from its liability under this Agreement or the Debentures.

         10.4     Sales of Assets.

                  (a) Transfers of Property. The Company will not, and will not permit any Subsidiary to, sell (including, without limitation, any sale and subsequent leasing as lessee of such Property), lease as lessor, transfer, or otherwise dispose of a Substantial Part of the Property of the Company and the Subsidiaries (individually, a "Transfer" and collectively, "Transfers"), except Transfers from a Subsidiary to the Company.

                  (b) Transfers of Subsidiary Stock. The Company will not, and will not permit any Subsidiary to, Transfer any shares of the stock (or any warrants, rights or options to purchase stock or other Securities exchangeable for or convertible into stock) of a Subsidiary (such stock, warrants, rights, options and other Securities herein called "Subsidiary Stock"), nor will any Subsidiary issue, sell or otherwise dispose of any of its own Subsidiary stock; provided, however, that the foregoing restrictions do not apply to:

                           (i) the issuance by a Subsidiary of any of its own Subsidiary stock to the Company or a Wholly-Owned Subsidiary;

                           (ii) Transfers by a Subsidiary of any of Subsidiary Stock to the Company or a Wholly-Owned Subsidiary; and

                           (iii) the issuance by a Subsidiary of directors'
                  qualifying shares.

         For purposes of determining the book value of Property constituting Subsidiary Stock being Transferred as provided in clause (iv) above, such book value shall be deemed to be the aggregate book value of all assets of the Subsidiary that shall have issued such Subsidiary Stock.

                  (c) Subsidiary Mergers, etc. Any merger or consolidation of any Subsidiary with or into any Person that results in a Person other than the Company or a Wholly-Owned Subsidiary owning Subsidiary stock of such Subsidiary shall be deemed to be a Transfer of the Subsidiary stock of such Subsidiary.

         10.5     Investments.

         The Company will not, and will not permit any Subsidiary to, make any Investment other than:

                  (a) Investments in Property to be used in the ordinary course of business of the Company and the Subsidiaries;

                  (b) Investments consisting of current assets arising from the sale of goods and services in the ordinary course of business of the Company and the Subsidiaries;

                  (c) Investments in the ordinary course of business of the Company and the Subsidiaries in one or more Subsidiaries or any corporation that concurrently with such Investment becomes a Subsidiary;

                  (d) Investments existing on the Closing Date and listed in
         SCHEDULE 5.15;

                  (e) Investments in United States or Canadian Governmental Securities, provided that such Investments mature within 365 days from the date of acquisition thereof;

                  (f) Investments in certificates of deposit or banker's acceptances maturing within 365 days from the date of acquisition thereof issued by any bank or trustee;

                  (g) Investments in commercial paper having, at the time of acquisition, an assigned rating of at least "Al" by S&P or "P1" by Moody's (or an equivalent rating by another credit rating agency of recognized national standing in the United States of America), provided that such commercial paper matures within 270 days from the date of acquisition thereof;

                  (h) Investments in Repurchase Agreements;

                  (i) Investments in any tax-exempt obligation of any State of the United States of America or province of Canada or municipality thereof that at the time of acquisition thereof have an assigned rating of at least "AA" by S&P or "Aa2" by Moody's (or an equivalent rating by another credit rating agency of recognized national standing in the United States of America), provided that such obligations mature within 365 days from the date of acquisition thereof;

                  (j) Investments not otherwise included in clause (a) through clause (i) above upon the prior written consent of the Purchaser.

         10.6     Liens.

                  (a) Negative Pledge. The Company will not, and will not permit any Subsidiary to, cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of their respective Properties, whether now owned or hereafter acquired, at any time to be subject to a Lien except:

                           (i) Liens for taxes, assessments or other similar governmental charges that are not yet due and payable;

                           (ii) Liens incurred or deposits made in the ordinary
                  course of business in respect of statutory obligations or claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that the obligations secured by such Liens shall not be in default and the title of the Company or the Subsidiary, as the case may be, to, and its right to use, the Property subject to such Lien, is not materially adversely affected thereby;

                           (iii) Liens incurred or deposits made in the ordinary
                  course of business not incurred in connection with the borrowing of material amounts of money;

                           (iv) Liens, arising in connection with court proceedings,

                                    (A) in the nature of attachments, remedies
                           and judgments, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings, and

                                    (B) securing appeal bonds, supersedeas bonds
                           and other similar Liens arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit) or any other instrument serving a similar purpose, provided that each judgment secured by a Lien described in this clause (iv) is, within 60 days after entry thereof, discharged or the enforcement thereof is stayed pending appeal, or is discharged within 60 days after the expiration of such stay;

                           (v) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions and other similar title exceptions or encumbrances affecting real Property, provided they do not in the aggregate materially detract from the value of such real Property or materially interfere with their use in the ordinary conduct of the owning Person's business;

                           (vi)   Liens on Property of the Company or a
                  Subsidiary, provided that such Liens secure only obligations owing to the Company or any other Subsidiary;

                           (vii) Liens outstanding on the Closing Date and listed in SCHEDULE 5.15;

                           (viii) any Lien on Property that is acquired or
                  constructed by the Company or any Subsidiary after the Closing Date that secures Indebtedness incurred by the owner of such Property to pay for all or a portion of the related purchase price or construction costs of such Property or any improvement thereon, provided that

                                    (A) such Lien shall not extend to or cover
                           any Property other than Property or any improvement thereon acquired or constructed after the Closing Date with the proceeds of the Indebtedness secured thereby (and shall not secure Indebtedness other than such Indebtedness) and, if required by the terms of the instrument originally creating such Lien, other Property that is an improvement to or is acquired for specific use in connection with such acquired Property;

                                    (B) such Lien shall secure Indebtedness in
                           an amount not exceeding 100% of the lesser of (1) the cost of acquisition or construction of the Property to which such Indebtedness relates and (2) the Fair Market Value of the Property to which such Indebtedness relates, determined, in each case, at the time of the incurrence of such Indebtedness; and

                                    (C) such Lien shall be created
                           contemporaneously with, or within 180 days after, the acquisition or substantial completion of such Property;

                           (ix) any Lien existing on Property of a Person
                  immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any Property acquired by the Company or any Subsidiary at the time such Property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that

                                    (A) no such Lien shall have been created or
                           assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of Property; and

                                    (B) each such Lien shall extend solely to
                           the item or items of Property so acquired and, if required by the terms of the instrument originally creating such Lien, other Property that is an improvement to or is acquired for specific use in connection with such acquired Property;

                           (x) Liens securing renewals, extensions (as to time) and refinancing of Indebtedness secured by Liens permitted by clause (vii), clause (viii) or clause (ix) of this Section 10.6(a), provided that

                                    (A) the amount of Indebtedness secured by
                           each such Lien is not increased in excess of the amount of Indebtedness outstanding on the date of such renewal, extension or refinancing, and the maturity of such Indebtedness is not shortened;

                                    (B) none of such Liens is extended to
                           include any additional Property of the Company or any Subsidiary; and

                                    (C) immediately after such renewal,
                           extension or refunding, no Default or Event of Default would exist.

                  (b) Equal and Ratable Lien; Equitable Lien. In case any Property shall be subjected to a Lien in violation of Section 10.6(a), the Company will forthwith make or cause to be made provision whereby the Debentures will be secured equally and ratably as to such Property with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Purchaser (and, in connection therewith, the Company shall pay any applicable stamp tax, documentary tax, recording fee or tax or other similar tax), and the Company will promptly cause to be delivered to each holder of a Debenture an opinion of independent counsel satisfactory to the Purchaser to the effect that such agreements and instruments are enforceable (subject to customary bankruptcy exceptions not related to fraudulent conveyances) in accordance with their terms, and in any such case the Debentures shall have the benefit, to the fullest extent that, and with such priority as, the holders of Debentures may be entitled under applicable law, of an equitable Lien on such Property (and any proceeds thereof) securing the Debentures (provided that, notwithstanding the foregoing, each holder of Debentures shall have the right to elect at any time, by delivery of written notice of such election to the Company, to cause the Debentures held by such holder not to be secured by such Lien or such equitable
         Lien). Any violation of this Section 10.6 will constitute an Event of Default, whether or not any such provision is made pursuant to this
         Section 10.6(b).

         10.7     Transactions with Affiliates.

         The Company will not, and will not permit any Subsidiary to, enter into, directly or indirectly, any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of Properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course of business pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

11.      EVENTS OF DEFAULT

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal on any Debenture or Note issued pursuant to the Loan and Security Agreement when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Debenture or Note issued pursuant to the Loan and Security Agreement for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term not referred to in clauses (a) and (b) of this Section 11 and contained in Section 10.1 through Section 10.6 hereofor under the Other Agreements, including, without limitation, the Loan and Security Agreement and such default is not remedied within 5 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Debenture (any such written notice to be identified as a "notice of default" and to refer specifically to this clause (c) of Section 11); or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in clauses
         (a), (b) and (c) of this Section 11)
         and such default is not remedied within 30 days after the earlier of
         (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Debenture (any such written notice to be identified as a "notice of default" and to refer specifically to this clause (d) of
         Section 11); or

                  (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) (i)   the Company or any Significant Subsidiary is in
         default (as principal or as guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $250,000 beyond any period of grace provided with respect thereto, or

                      (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $250,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

                  (g) the Company or any Significant Subsidiary

                      (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,

                      (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,

                      (iii) makes an assignment for the benefit of its
                  creditors,

                      (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property,

                      (v)   is adjudicated as insolvent or to be liquidated, or

                      (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $50,000 are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 90 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 90 days after the expiration of such stay.

12.                        REMEDIES ON DEFAULT, ETC.

          12.1    Acceleration.

                  (a) If an Event of Default with respect to the Company described in clause (g) or clause (h) of Section 11 (other than an Event of Default described in clause (g) (i) or described in clause
         (g)(vi) by virtue of the fact that such clause encompasses clause
         (g)(i)) has occurred, all the Debentures then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, the Purchaser may at any time at its or their option, by notice or notices to the Company, declare all the Debentures then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in clause (a) or clause
         (b) of Section 11 has occurred and is continuing, any holder or holders of Debentures at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Debentures held by it or them to be immediately due and payable.

         Upon any Debentures becoming due and payable under this Section 12.1, whether automatically or by declaration, such Debentures will forthwith mature and the entire unpaid principal amount of such Debentures, plus (x) all accrued and unpaid interest thereon (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

         12.2     Other Remedies.

         If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Debentures have become or have been declared immediately due and payable under Section 12.1, the holder of any Debenture at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any

Debenture, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         12.3     Rescission.

         At any time after any Debentures have been declared due and payable pursuant to clause (b) or clause (c) of Section 12.1, the Purchaser, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Debentures, all principal on any Debentures that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and (to the extent permitted by applicable law) any overdue interest in respect of the Debentures, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Debentures. No rescission and annulment under this
Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         12.4     No Waivers or Election of Remedies, Expenses, etc.

         No course of dealing and no delay on the part of any holder of any Debenture in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Debenture upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Debenture on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF DEBENTURES.

         13.1     Registration of Debentures.

         The Company shall keep at its principal executive office a register for the registration and registration of transfers of Debentures. The name and address of each holder of one or more Debentures, each transfer thereof and the name and address of each transferee of one or more Debentures shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Debenture shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Debenture, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Debentures.

         13.2     Transfer and Exchange of Debentures.

         Upon surrender of any Debenture at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Debenture or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Debenture or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Debentures (as requested by the holder thereof) in exchange therefor, of the same Series as such surrendered Debenture and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Debenture. Except with respect to the transfer of a Debenture from the Purchaser to an Affiliate, the Company may reasonably require an opinion of counsel of the transferee that such transfer is exempt from the registration requirements of the Securities Act and applicable U.S. blue sky laws. Each such new Debenture shall be payable to such Person as such holder may request and shall be substantially in the form of EXHIBIT 1,
EXHIBIT 2, EXHIBIT 3, EXHIBIT 4, EXHIBIT 5 or EXHIBIT 6 as applicable. Each such new Debenture shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Debenture or dated the date of the surrendered Debenture if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Debentures. Debentures shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Debentures, one Debenture may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Debenture registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.1.

         13.3     Replacement of Debentures.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Debenture (which evidence shall be, notice from Purchaser of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Debenture is, or is a nominee for, an original Purchaser or is a "qualified institutional buyer" (as such term is defined in Rule 144A(a)(1) under the Securities Act), such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Debenture, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Debenture or dated the date of such lost, stolen, destroyed or mutilated Debenture if no interest shall have been paid thereon.

14.      PAYMENTS ON DEBENTURES

         14.1     Place of Payment.

         Subject to Section 14.2, payments of principal and interest becoming due and payable on the Debentures shall be made at the principal office of the Purchaser. The Purchaser may at any time, by notice to the Company of a Debenture, change the place of payment of the Debentures.

         14.2     Home Office Payment.

         So long as Purchaser or Purchaser's nominee shall be the holder of any Debenture, and notwithstanding anything contained in Section 14.1 or in such Debenture to the contrary, the Company will pay all sums becoming due on such Debenture for principal and interest by the method and at the address specified for such purpose by Purchaser, or by such other method or at such other address as Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Debenture or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Debenture, Purchaser shall surrender such Debenture for cancellation, reasonably promptly after any such request (and in any event within 45 days of such request), to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Debenture held by Purchaser or Purchaser's nominee Purchaser will, at Purchaser's election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Debenture to the Company in exchange for a new Debenture or Debentures pursuant to Section 13.2. The Company will afford the benefits of this Section
14.2 to any Institutional Investor that is the direct or indirect transferee of any Debenture purchased by Purchaser under this Agreement and that has made the same agreement relating to such Debenture as Purchaser has made in this Section 14.2.

15.      EXPENSES, ETC.

         15.1     Transaction Expenses.

         The Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by Purchaser or holder of a Debenture (provided that if the interests of all of the holders of the Debentures are substantially identical, the Company shall be obligated to pay the reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel, representing all of the holders of the Debentures) in connection with: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Debentures or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Debentures, or by reason of being a holder of any Debenture, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Debentures. The Company will pay, and will save Purchaser and each other holder of a Debenture harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by Purchaser).

         15.2     Survival.

         The obligations of the Company under this Section 15 will survive the payment or transfer of any Debenture, the enforcement, amendment or waiver of any provision of this Agreement or the Debentures, and the termination of this Agreement; provided, however, that the period of survival (i) with respect to the representations and warranties in Sections 5.1 and 5.2 shall continue indefinitely; and (ii) in the case of any other representation and warranty in
Section 5, shall end upon the conversion of the last Debenture to Common Stock.

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Debentures, the purchase or transfer by Purchaser of any Debenture or portion thereof or interest therein and the payment of any Debenture until conversion of the last Debenture to Common Stock, and may be relied upon by any subsequent holder of a Debenture, regardless of any investigation made at any time by or on behalf of Purchaser or any other holder of a Debenture. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Debentures embody the entire agreement and understanding between Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.      AMENDMENT AND WAIVER

         17.1     Requirements.

         This Agreement and the Debentures may be amended, and the observance of any term hereof or of the Debentures may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Purchaser, except that (a) no amendment or waiver of any of the provisions of
Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to Purchaser unless consented to by Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Debenture at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest of the Debentures.

         17.2     Solicitation of Holders of Debentures.

                  (a) Solicitation. The Company will provide each holder of the Debentures (irrespective of the amount of Debentures then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Debentures. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Debentures promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Debentures.

                  (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Debentures as consideration for or as an inducement to the entering into by any holder of Debentures of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Debentures then outstanding even if such holder did not consent to such waiver or amendment.

         17.3     Binding Effect, etc.

         Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Debentures and is binding upon them and upon each future holder of any Debenture and upon the Company without regard to whether such Debenture has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Debenture nor any delay in exercising any rights hereunder or under any Debenture shall operate as a waiver of any rights of any holder of such Debenture.

18.      NOTICES

         Any notices required or permitted to be sent hereunder shall be delivered personally or mailed by certified mail return receipt requested, or delivered by overnight courier service to the following addresses, or such other addresses as shall be given by notice delivered hereunder, or transmitted by facsimile transmission, and shall be deemed to have been given upon delivery if delivered personally, when confirmation of transmission is received if transmitted by facsimile, three business days after mailing if mailed, or one business day after delivery to the courier if delivered by overnight courier service:

         If to the Purchaser, to the addresses set forth on the stock record books of the Company;

                  with a copy to:

                           Lee Enterprises, Incorporated
                           215 N. Main Street
                           Davenport, Iowa 52801
                           Attention:  Gregory P. Schermer
                           Phone:  (319) 383-2194
                           Fax:  (319) 323-9608

                           Lane & Waterman
                           220 N. Main Street
                           Davenport, IA  52801
                           Attention:  C. Dana Waterman III, Esq.
                           Phone:  (319) 324-3246
                           Fax:  (319) 324-1616

                  If to the Company:

                           CityXpress.com Corp.
                           200 - 1727 West Broadway
                           Vancouver, BC V6J 4W6
                           Attention:  President
                           Phone:  (604) 638-3810
                           Fax:  (604) 638-3808

                           with a copy to:

                           James P. Hermance, Esq.
                           Duane, Morris & Heckscher, LLP
                           945 E. Paces Fairy Road, Ste. 2440
                           Atlanta, GA  30326-1378
                           Phone:  (404) 495-4900

Notices under this Section 18 will be deemed given only when actually received.

19.      REPRODUCTION OF DOCUMENTS

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by Purchaser at the Closing (except the Debentures themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to Purchaser, may be reproduced by Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Debentures from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.      CONFIDENTIAL INFORMATION

         For the purposes of this Section 20, "Confidential Information" means information delivered to Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that

                  (a) was publicly known or otherwise known to Purchaser prior to the time of such disclosure;

                  (b) subsequently becomes publicly known through no act or omission by Purchaser or any Person acting on Purchaser's behalf;

                  (c) otherwise becomes known to Purchaser other than through disclosure by the Company or any Subsidiary; or

                  (d) constitutes financial statements delivered to Purchaser under Section 7.1 that are otherwise publicly available,

Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by Purchaser in good faith to protect confidential information of third parties delivered to Purchaser, provided that Purchaser may deliver or disclose Confidential Information to

                           (i) Purchaser's directors, officers, employees,
                  agents, attorneys and affiliates, (to the extent such disclosure reasonably relates to the administration of the investment represented by Purchaser's Debentures);

                           (ii) Purchaser's financial advisors and other
                  professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20;

                           (iii) any other holder of any Debenture;

                           (iv) any Institutional Investor to which Purchaser
                  sells or offers to sell such Debenture or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20);

                           (v) any Person from which Purchaser offers to
                  purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20);

                           (vi) any federal or state regulatory authority having
                  jurisdiction over Purchaser;

                           (viii) the National Association of Insurance
                  Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about Purchaser's investment portfolio; or

                           (viii) any other Person to which such delivery or
                  disclosure may be necessary or appropriate:

                                    (w) to effect compliance with any law, rule,
                           regulation or order applicable to Purchaser,

                                    (x) in response to any subpoena or other
                           legal process,

                                    (y) in connection with any litigation to
                           which Purchaser is a party,

or

                                    (z) if an Event of Default has occurred and
                           is continuing, to the extent Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under Purchaser's Debentures and this Agreement.

Each holder of a Debenture, by its acceptance of a Debenture, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Debenture of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.      SUBSTITUTION OF PURCHASER

         Purchaser shall have the right to substitute any one of Purchaser's Affiliates as the purchaser of the Debentures that Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in
Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to Purchaser all of the Debentures then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to Purchaser, and Purchaser shall have all the rights of an original holder of the Debentures under this Agreement.

22.      MISCELLANEOUS

         22.1     Successors and Assigns.

         All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns

(including, without limitation, any subsequent holder of a Debenture) whether so expressed or not.

         22.2     Payments Due on Non-Business Days.

         Anything in this Agreement or the Debentures to the contrary notwithstanding, any payment of principal or interest on any Debenture that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         22.3     Severability.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         22.4     Construction.

         Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         22.5     Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         22.6     Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF IOWA EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

         22.7     No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Agreement for any claim based on, in respect of, or by reason of such obligations or their creation. Purchaser by executing this Agreement waives and releases all such liability. The waiver and release are part of the consideration for the issue of each Debenture.

         If Purchaser is in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between Purchaser and the Company.



PURCHASER:                                   COMPANY:


LEE ENTERPRISES, INCORPORATED                CITYXPRESS.COM CORP.


         /s/ Gregory Schermer                /s/ Phil Dubois
By:                                      By:
   -------------------------------          ------------------------------------
Gregory P. Schermer                          Phil M. Dubois
Vice President - Interactive Media           President & Chief Executive Officer

                               FIRST AMENDMENT TO
                              INVESTMENT AGREEMENT


         THIS FIRST AMENDMENT TO INVESTMENT AGREEMENT (this "Amendment") is made and dated as of July 30, 2001 between LEE ENTERPRISES, INCORPORATED, a Delaware corporation (the "Purchaser"), and CITYXPRESS.COM CORP., a Florida corporation (the "Company"), and amends that certain Investment Agreement dated as of November 1, 2000, between the Company and the Purchaser (the "Investment Agreement").

                                    RECITALS

         WHEREAS, Company and Purchaser desire to enter into this First Amendment to Investment Agreement, which will initially re-evidence the purchases under the Investment Agreement and thereafter provide for additional purchases and other financial accommodations to Company;

         WHEREAS, the parties wish to provide for the terms and conditions upon which all such purchases or other financial accommodations shall be made;

         WHEREAS, all terms used herein shall have the same meanings as in the Investment Agreement unless otherwise defined herein. All references to the Investment Agreement shall mean the Investment Agreement as hereby amended;

         NOW THEREFORE, in consideration of any purchase or advance or grant of credit (including any advance or grant of credit by renewal or extension) heretofore or hereafter made to Company by Purchaser, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser and the Company hereby agree to amend the Investment Agreement as follows:

         1. AMENDMENTS. Effective as of July 30, 2001, the Investment Agreement shall be amended in the following respects:

         1.1 Authorization of Debentures. Section 1 is hereby deleted in its entirety and the following is substituted therefor:

         "The Company will authorize the issue and sale of:

                           (a) $250,000 Series A Floating Rate Subordinated
                  Convertible Debentures (the "Series A Debenture"), such term to include each Series A Debenture delivered from time to time in accordance with this Agreement);

                           (b) $250,000 Series B Floating Rate Subordinated
                  Convertible Debentures (the "Series B Debenture"), such term to include each Series B Debenture delivered from time to time in accordance with this Agreement);

                           (c) $250,000 Series C Floating Rate Subordinated
                  Convertible Debentures (the "Series C Debenture"), such term to include each Series C Debenture delivered from time to time in accordance with this Agreement);

                           (d) $250,000 Series D Floating Rate Subordinated
                  Convertible Debentures (the "Series D Debenture"), such term to include each Series D Debenture delivered from time to time in accordance with this Agreement);

                           (e) $250,000 Series E Floating Rate Subordinated
                  Convertible Debentures (the "Series E Debenture"), such term to include each Series E Debenture delivered from time to time in accordance with this Agreement);

                           (f) $250,000 Series F Floating Rate Subordinated
                  Convertible Debentures (the "Series F Debenture"), such term to include each Series F Debenture delivered from time to time in accordance with this Agreement);

                           (g) $310,000 Series G Floating Rate Subordinated
                  Convertible Debentures (the "Series G Debenture"), such term to include each Series G Debenture delivered from time to time in accordance with this Agreement);

                           (h) $200,000 Series H Floating Rate Subordinated
                  Convertible Debentures (the "Series H Debenture"), such term to include each Series H Debenture delivered from time to time in accordance with this Agreement);

                           (i) $200,000 Series I Floating Rate Subordinated
                  Convertible Debentures (the "Series I Debenture"), such term to include each Series I Debenture delivered from time to time in accordance with this Agreement);

                           (j) $50,000 Series J Floating Rate Subordinated
                  Convertible Debentures (the "Series J Debenture"), such term to include each Series J Debenture delivered from time to time in accordance with this Agreement);

                           (k) $50,000 Series K Floating Rate Subordinated
                  Convertible Debentures (the "Series K Debenture"), such term to include each Series K Debenture delivered from time to time in accordance with this Agreement);

                           (l) $100,000 Series L Floating Rate Subordinated
                  Convertible Debentures (the "Series L Debenture"), such term to include each Series L Debenture delivered from time to time in accordance with this Agreement);

                           (m) $100,000 Series M Floating Rate Subordinated
                  Convertible Debentures (the "Series M Debenture"), such term to include each Series M Debenture delivered from time to time in accordance with this Agreement);

                           (n) $100,000 Series N Floating Rate Subordinated
                  Convertible Debentures (the "Series N Debenture"), such term to include each Series N Debenture delivered from time to time in accordance with this Agreement);

                           (o) $100,000 Series O Floating Rate Subordinated
                  Convertible Debentures (the "Series O Debenture"), such term to include each Series O Debenture delivered from time to time in accordance with this Agreement);

                           (p) $100,000 Series P Floating Rate Subordinated
                  Convertible Debentures (the "Series P Debenture"), such term to include each Series P Debenture delivered from time to time in accordance with this Agreement);

                           (q) $100,000 Series Q Floating Rate Subordinated
                  Convertible Debentures (the "Series Q Debenture"), such term to include each Series Q Debenture delivered from time to time in accordance with this Agreement); and

                           (r) $90,000 Series R Floating Rate Subordinated
                  Convertible Debentures (the "Series R Debenture"), such term to include each Series R Debenture delivered from time to time in accordance with this Agreement).

                  The Series A Debenture, Series B Debenture, Series C Debenture, Series D Debenture, Series E Debenture, Series F Debenture, Series G Debenture, Series H Debenture, Series I Debenture, Series J Debenture, Series K Debenture, Series L Debenture, Series M Debenture, Series N Debenture, Series O Debenture, Series P Debenture, Series Q Debenture and Series R Debenture shall be referred to in this Agreement collectively as the "Debentures" (the Series R Debenture, together with the Series I Debenture, Series J Debenture, Series K Debenture, Series L Debenture, Series M Debenture, Series N Debenture, Series O Debenture, Series P Debenture and Series Q Debenture, are sometimes collectively referred to as the "Discretionary Purchase Debentures"), such term to include any such debentures issued in substitution therefor pursuant to Section 13 of this Agreement. The Series A Debenture, Series B Debenture, Series C Debenture, Series D Debenture, Series E Debenture, Series F Debenture, Series G Debenture, Series H Debenture, Series I Debenture, Series J Debenture, Series K Debenture, Series L Debenture, Series M Debenture, Series N Debenture, Series O Debenture, Series P Debenture, Series Q Debenture and Series R Debenture shall be substantially in the forms set out in EXHIBIT 1, EXHIBIT 2, EXHIBIT 3, EXHIBIT 4,
                  EXHIBIT 5, EXHIBIT 6, EXHIBIT 7, EXHIBIT 8, EXHIBIT 9, EXHIBIT 10, EXHIBIT 11, EXHIBIT 12, EXHIBIT 13, EXHIBIT 14, EXHIBIT 15, EXHIBIT 16, EXHIBIT 17 AND EXHIBIT 18 respectively, with such changes therefrom, if any, as may be approved by Purchaser and the Company. Certain capitalized terms used in this Agreement are defined in this Agreement or in SCHEDULE A. References to a "Schedule" or an

                  "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement, and references to Sections are, unless otherwise specified, references to Sections of this Agreement."

         1.2 Sale and Purchase of Debenture. Section 2 is hereby deleted in its entirety and the following is substituted therefor:

                  "Subject to the terms and conditions of this Agreement, the Company will issue and sell to Purchaser and Purchaser will purchase from the Company, at the Closing, Additional Closings and Additional Discretionary Purchase Closings provided for in
                  Section 3, Debentures in the principal amount and in the Series specified in EXHIBITS 1 through 18, at the purchase price of 100% of the principal amount thereof, and Reference Rate of interest, redemption and conversion rights and other terms and conditions as provided therein."

         1.3 Additional Closings. Section 3.2 is hereby deleted in its entirety and the following is substituted therefor:

                  "The sale and purchase of the Series B-I Debentures to be purchased by Purchaser shall occur at closings (the "Additional Closing") on the dates set forth on SCHEDULE 3.2 (each an "Additional Closing Date"). The Company acknowledges receipt of Purchaser's $60,000 payment on July 30, 2001 and Purchaser's $250,000 payment on August 10, 2001 for the Series G Debenture. At each Additional Closing the Company will deliver the appropriate Series B-H Debentures to be purchased by Purchaser in accordance with each Additional Closing Date in the form of a single Debenture (or such greater number of Debentures in denominations of at least $50,000 as Purchaser may request) registered in Purchaser's name (or in the name of Purchaser's nominee), against delivery by Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company or by Purchaser check sent via courier for next day delivery. If at any Additional Closing the Company shall fail to tender such Debenture to Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to Purchaser's reasonable satisfaction, Purchaser shall, at Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights Purchaser may have by reason of such failure or such nonfulfillment. The Company shall deliver to Purchaser an Officer's Certificate and a Secretary's Certificate dated the Additional Closing Date in a form reasonably acceptable to Purchaser's counsel."

         1.4      Additional Closings of Discretionary Purchase Debentures.
Section 3.3 is hereby added as follows:

                  "Subject to the terms and conditions of this Agreement, the sale and purchase of the Series J-R Debentures to be purchased by Purchaser shall occur at closings on the dates set forth on Schedule 3.2 (each an "Additional Discretionary Purchase Closing" and each an "Additional Discretionary Purchase Closing Date"). At each Additional Discretionary Purchase Closing the Company will deliver the appropriate Series J-R Debentures to be purchased by Purchaser in accordance with each Additional Discretionary Purchase Closing Date in the form of a single Debenture (or such greater number of Debentures in denominations of at least $50,000 as Purchaser may request) registered in Purchaser's name (or in the name of Purchaser's nominee), against delivery by Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company or by Purchaser check sent via courier for next day delivery. If at any Additional Discretionary Purchase Closing the Company shall fail to tender such Debenture to Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled, Purchaser shall, at Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights Purchaser may have by reason of such failure or such nonfulfillment. The Company shall deliver to Purchaser an Officer's Certificate and a Secretary's Certificate dated the Additional Discretionary Purchase Closing Date in a form reasonably acceptable to Purchaser's counsel."

         1.5 Condition to Closing. Section 4 is hereby deleted in its entirety and the following is substituted therefor:

                  "The Purchaser's obligation to purchase and pay for the Debentures and the Company's obligation to sell the Debentures to Purchaser at the Closing, each Additional Closing and each Discretionary Purchase Closing is subject to the condition that the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, each Additional Closing and each Additional Discretionary Purchase Closing after giving effect to the issue and sale of the Debentures. No Default or Event of Default shall have occurred and be continuing. The purchase of each Discretionary Purchase Debenture is subject to Purchaser's sole and absolute discretion, irrespective of whether the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed and complied with by it prior to each Additional Discretionary Purchase Closing."

         1.6 Representations and Warranties of the Company. The first sentence of Section 5 is hereby deleted in its entirety and the following is substituted therefor:

                  "The Company represents and warrants to Purchaser on the Closing Date and on the Additional Closing Date for the Series G Debenture that:"

         1.7 No Undiclosed Liabilities. Section 5.3 is hereby deleted in its entirety and the following is substituted therefor:

                  "Except as disclosed in the financial statements referred to in Section 5.5, such financial statements taken as a whole do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. As of the Closing Date, with respect to the financial statements referred to in Section 5.5, for the period ended September 30, 2000, there has been no change in the financial condition, operations, business or Properties of the Company or any of its Subsidiaries except changes disclosed in such financial statements that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. With respect to the financial statements referred to in Section 5.5, for the period ended June 30, 2001, there has been no change in the financial condition, operations, business or Properties of the Company or any of its Subsidiaries except changes disclosed in such financial statements that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect."

         1.8 Financial Statements. Section 5.5 is hereby deleted in its entirety and the following is substituted therefor:

                  "The Company has delivered to Purchaser copies of the financial statements of the Company and its Subsidiaries as of
                  (a) the Closing attached as Schedule 5.5 and (b) June 30, 2001 attached as Schedule 5.5.1, and additional financial statements as required in Section 7.1 hereof. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments)."

         1.9 Additional Disclosures. Section 5.20 is hereby deleted in its entirety and the following is substituted therefor:

                  "The Company has provided Purchaser with the latest version of
                  (a) its Business Plan and (b) most recent draft of the Company's budget for the fiscal year 2000 and 2001, both of which are complete and correct as of the date hereof. The Company will apply the proceeds from the sale of the Debentures consistent with the Business Plan."

         1.10 Authorized Capital Stock. Section 5.21 is hereby deleted in its entirety and the following substituted therefor:

                  "The authorized capital stock of the Company on this date of this Agreement is set forth on SCHEDULE 5.21. The Company covenants and agrees that at the time of any Conversion Date (as defined in Section 8.6), 15,425,156 shares (reduced to reflect conversions previously made under Section 8.6) of the Company's Common Stock, par value 0.001 per share ("Common Stock"), will be validly authorized, issued and outstanding, fully paid and nonassessable, free from all preemptive rights, taxes, Liens and charges with respect to the issue thereof, with no personal liability attaching to the ownership thereof. On the date of this Agreement, there are 15,425,156 shares of Common Stock reserved for issuance in connection with Purchaser's conversion rights set forth in
                  Section 8.6. The Company covenants and agrees that it will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for issuance in connection with your conversion rights set forth in Section 8.6. The Company further covenants and agrees the Company will from time to time take all such action as may be required to assure that the stated or par value per share of Common Stock is at all times equal to or less than the effective conversion price per share of Common Stock issuable upon conversion of the Debentures. As of the date of this Agreement SCHEDULE 5.21 sets forth shares of Common Stock reserved for issuance in connection with options which have been granted or are currently committed to be granted or have not yet been exercised. As of the date of this Agreement the number of shares of Common Stock and number of subscriptions, warrants, options, convertible securities and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company are set forth in SCHEDULE 5.21. The designations, powers, preferences rights, qualifications, limitations and restrictions on the date of this Agreement in respect of each class and series of authorized capital stock of the Company are set forth in SCHEDULE 5.21. The Company on the date of this Agreement has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equities securities or any interest therein or to pay any dividend or make any other distribution in respect thereof except as set forth in this Agreement, the Registration Rights Agreement dated November 1, 2000 by and between the Company and Purchaser (the "Registration Rights Agreement") and
                  SCHEDULE 5.21. The Company on the date of this Agreement is not a party to any voting trusts or agreements, stockholders agreements, pledge agreements, buy-sell agreements, agreements containing rights of first refusal or preemptive rights, and there are no proxies relating to any securities of the Company, except for this Agreement. To the knowledge of the Company's Chief Financial Officer, assuming the accuracy of the representations and warranties contained in SCHEDULE 5.21, all of the outstanding securities of the Company have been issued in compliance with all applicable U.S. and Canadian securities laws concerning the issuance of securities."

         1.11 Intellectual Property; Proprietary Information of Third Parties. Section 5.22 is hereby deleted in its entirety and the following is substituted therefor:

                  "The Company is in compliance as of the date of this Agreement and will be in compliance on the Additional Closing Date for the Series G Debenture with all of its representations, warranties and covenants with respect to the Intellectual

                  Property, as defined in the Amended and Restated Loan and Security Agreement made and dated as of July 30, 2001 among Purchaser and CityXpress.Com Corp., a Florida corporation, and its Wholly-Owned Subsidiaries Xceedx Technologies Inc. and Welcome To Search Engine Inc., corporations organized under the laws of the province of British Columbia, Canada (the "Borrowers"), which amends and supercedes that certain Loan and Security Agreement dated as of August 16, 2000, as amended, among the Borrowers and the Purchaser (the "Loan and Security Agreement")."

         1.12 Conversion. Section 8.6 is hereby deleted in its entirety and the following is substituted therefor:

                  "A Debenture Holder may convert any Debenture, in whole or in part, into fully paid and non-assessable Common Stock of the Company at any time before the close of business on the Optional Redemption Date or Mandatory Redemption Date, as the case may be (each such conversion is a "Conversion Date"), subject at all times thereafter to the benefits of the Registration Rights Agreement in accordance with the terms thereof and the terms of the Debentures attached as EXHIBITS 1 through 18. If the Debenture is called for redemption, the holder may convert it at any time before the close of business on the Optional Redemption Date or Mandatory Redemption Date, as the case may be. The Series A-F Debentures shall be converted, subject to adjustment as provided in each Debenture, on the basis of the aggregate of (a) one (1) share of Common Stock of the Company for each $0.2173 of principal debt balance due on the Debenture (the " Series A-F Debentures Conversion Price"), and (b) one (1) share of Common Stock of the Company times the quotient of (i) the accrued interest on the Debenture to the Conversion Date divided by (ii) the Quoted Price as defined in Section 8.1 hereof (the "Interest Conversion Rate"). The Series G-R Debentures shall be converted, subject to adjustment as provided in each Debenture, on the basis of the aggregate of (a) one (1) share of Common Stock of the Company for each $0.1760 of principal debt balance due on the Debenture (the "Series G-R Debentures Conversion Price"), and (b) one (1) share of Common Stock of the Company times the Interest Conversion Rate. No fraction of a share of Common Stock shall be deliverable in payment of principal or accrued interest on the Debenture, but any fraction of a share shall be rounded upwards to the nearest whole share."

         1.13 Reservation of Common Stock. Section 9.7 is hereby added as follows:

                  "The Company shall at all times keep reserved out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Debentures into Common Stock, sufficient shares of Common Stock to allow for such conversions."

         1.14     Other Agreements.  Section 9.8 is hereby added as follows:

                  "The Company will not enter into any agreement, or any amendment or modification of any existing agreement, which expressly restricts or prohibits the Company from performing this Agreement or the Other Agreements."

         1.15 Total Indebtedness. Section 10.1 is hereby deleted in its entirety and the following is substituted therefor:

                  "The Company will not, and will not permit any Subsidiary to, at any time, directly or indirectly create, incur, issue, assume, guaranty or otherwise become liable with respect to any Indebtedness outstanding other than (a) the Existing Indebtedness existing on the date hereof and as contemplated under the terms of the Series A-R Debentures or (b) Indebtedness incurred in respect of and not exceeding the amount of any Lien permitted under clauses (i), (ii), (iii),
                  (iv), (v), and (vi) of Section 10.6(a), unless the consent of the Purchaser shall have been obtained."

         1.16 Events of Default. Section 11(c) is hereby deleted in its entirety and the following is substituted therefor:

                  "(c) the Company defaults in the performance of or compliance with any term not referred to in clauses (a) and (b) of this
                  Section 11 and contained in Section 10.1 through Section 10.7 hereto or under the Other Agreements, including, without limitation, the Loan and Security Agreement and such default is not remedied within 5 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Debenture (any such written notice to be identified as a 'notice of default' and to refer specifically to this clause (c) of Section 11); or"

         1.17 Events of Default. Section 11(i) is hereby deleted in its entirety and the following is substituted therefor:

                  "(i) A judgement and order requiring payment in excess of $50,000 shall be rendered against the Company and its Significant Subsidiaries or any of them and such judgment or order shall remain unsatisfied or undischarged and in effect for ninety (90) consecutive days without judicial enforcement or execution, provided that this subsection (i) shall not apply to any judgment for which the Company and its Significant Subsidiaries or any of them are fully insured and with respect to which the insurer has admitted in writing its liability for a full payment thereof."

         1.18     Events of Default.  Section 11(j) is hereby added as follows:

                  "Company shall fail to secure the following 'Qualifying Customer Agreements' between August 1, 2001 and October 31, 2001: (i) agreement(s) with one or more new customers to launch the Company's products in a minimum of four newspapers within eight weeks of the customer's signature of the agreement; (ii) agreements with customers of the Company prior to August 1, 2001, to launch the Company's products in a minimum of four newspapers; and (iii) agreements resulting in two new E-Team assisted launches per month in each of the months of August, September and October with newspapers, with Company's E-Team providing training services for the newspaper's sales force. The agreements referred to in items (i) and (iii) of this subsection 11(j) shall contain the Company's standard terms providing for revenues from editorial content and for insertion fees from the sale of the Company's promotional products to the newspaper's advertisers. On the last business day of each of the monthly periods, the Company shall submit to the Purchaser a written summary of Qualifying Customer Agreements, by category by newspaper."

         1.19     Transfer and Exchange of Debentures. The third sentence of
Section 13.2 is hereby deleted in its entirety and the following is substituted therefor:

                  "Each such new Debenture shall be payable to such Person as such holder may request and shall be substantially in the form of EXHIBIT 1, EXHIBIT 2, EXHIBIT 3, EXHIBIT 4, EXHIBIT 5,
                  EXHIBIT 6, EXHIBIT 7, EXHIBIT 8, EXHIBIT 9, EXHIBIT 10,
                  EXHIBIT 11 EXHIBIT 12, EXHIBIT 13, EXHIBIT 14, EXHIBIT 15,
                  EXHIBIT 16, EXHIBIT 17 OR EXHIBIT 18 as applicable."

         1.20 Schedules. The following defined terms in Schedule A are hereby deleted and the following are substituted therefor:

                  "'HOLDER' means, with respect to any Debenture, the Person in whose name such Debenture is registered in the register maintained by the Company pursuant to Section 13.1.

                  'OTHER AGREEMENTS' shall mean the Debentures, Loan and Security Agreement, the Notes issued thereunder, Registration Rights Agreement and Collateral License Agreement dated as of July 30, 2001 and any other instrument delivered pursuant hereto or thereto.

                  'SERIES' means any or all of any series of Debentures issued hereunder."

         1.21 Schedules. Schedule 3.2 is hereby deleted in its entirety and the attached Schedule 3.2 is substituted therefor.

         1.22 Schedules. Schedule 5.5 and Schedule 5.5.1 are hereby added to this Agreement.

         1.23 Schedules. Schedule 5.15 is hereby deleted in its entirety and the attached Schedule 5.15 is substituted therefor.

         1.23 Schedules. Schedule 5.21 is hereby deleted in its entirety and the attached Schedule 5.21 is substituted therefor.

         1.25     Exhibits. Exhibits 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17 and
18 are hereby added to the Investment Agreement in the form attached hereto.

         2. REPRESENTATIONS AND WARRANTIES. The Company represent and warrant to the Purchaser that, on and as of the date hereof, and after giving effect to this Amendment:

         2.1 AUTHORITY. The Company has all the necessary corporate power to make, execute and deliver this Amendment and the Debentures, and this Amendment is the legal, valid and enforceable obligation of the Company it purports to be.

         2.2 NO LEGAL OBSTACLE TO AMENDMENT. Neither the execution of this Amendment, the making by the Company of any sales under the Investment Agreement, nor the performance of the Investment Agreement has constituted or resulted in or will constitute or result in a breach of the provisions of any contract to which the Company is a party, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to the Company, or result in the creation under any agreement or instrument of any security interest, lien, charge or encumbrance upon any of the assets of the Company. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by the Company of this Amendment and the Other Agreements, or the transactions contemplated hereby or thereby, or the making of any sales to Purchaser under the Investment Agreement.

         2.3 INCORPORATION OF CERTAIN REPRESENTATIVES. The representations and warranties set forth in Section 5 of the Investment Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof.

         2.4 DEFAULT. No unmatured Event of Default or Event of Default has occurred and is continuing under the Investment Agreement.

         3.       MISCELLANEOUS.

         3.1 EFFECTIVENESS OF THE AMENDMENT; EXECUTION IN COUNTERPARTS. Except as hereby expressly amended, the Investment Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. This Amendment shall become effective upon the execution hereof by each of the Company and the Purchaser and delivery of the same to the Purchaser. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         3.2 WAIVERS. This Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Investment Agreement, any Other Agreement or under any agreement, contract, indenture, document or instrument mentioned in the Investment Agreement; nor does it preclude any exercise thereof, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in this Amendment, constitute a waiver of any other default of the same or of any other term or provision.

         3.3 JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF IOWA.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.


COMPANY:                                    PURCHASER:

CITYXPRESS.COM CORP.                        LEE ENTERPRISES, INCORPORATED

         /s/ Ken Bradley                            /s/ Gregory Schermer
---------------------------------           ----------------------------------
By:                                         By:
   ------------------------------              -------------------------------
Title:                                      Title:
      ---------------------------                 ----------------------------

                                  SCHEDULE 3.2

                      SCHEDULE OF ADDITIONAL CLOSING DATES


                                                                         Closing Date
                                                                         ------------
Series A $250,000 Floating Rate Subordinated Convertible Debenture     November 10, 2000

Series B $250,000 Floating Rate Subordinated Convertible Debenture     November 10, 2000

Series C $250,000 Floating Rate Subordinated Convertible Debenture     December 1, 2000

Series D $250,000 Floating Rate Subordinated Convertible Debenture     January 1, 2001

Series E $250,000 Floating Rate Subordinated Convertible Debenture     March 1, 2001

Series F $250,000 Floating Rate Subordinated Convertible Debenture     May 1, 2001

Series G $310,000 Floating Rate Subordinated Convertible Debenture     August 10, 2001

Series H $200,000 Floating Rate Subordinated Convertible Debenture     September 1, 2001

Series I $200,000 Floating Rate Subordinated Convertible Debenture     October 1, 2001

Series J $50,000 Floating Rate Subordinated Convertible Debenture      November 1, 2001

Series K $50,000 Floating Rate Subordinated Convertible Debenture      December 1, 2001

Series L $100,000 Floating Rate Subordinated Convertible Debenture     January 2, 2002

Series M $100,000 Floating Rate Subordinated Convertible Debenture     February 1, 2002

Series N $100,000 Floating Rate Subordinated Convertible Debenture     March 1, 2002

Series O $100,000 Floating Rate Subordinated Convertible Debenture     April 1, 2002

Series P $100,000 Floating Rate Subordinated Convertible Debenture     May 1, 2002

Series Q $100,000 Floating Rate Subordinated Convertible Debenture     June 1, 2002

Series R $90,000 Floating Rate Subordinated Convertible Debenture      July 1, 2002

                                    EXHIBIT 1

              FORM OF $250,000 SERIES A FLOATING RATE SUBORDINATED
                              CONVERTIBLE DEBENTURE

                                    EXHIBIT 4

                              FINANCIAL STATEMENTS

     THE ATTACHED FINANCIAL STATEMENTS FOR THE COMPANY AS AT AUGUST 16, 2000

         The statements used for this exhibit were the June 30, 2000 year-end financial statements.

Consolidated Financial Statements

CITYXPRESS.COM CORP.
June 30, 2000

                          REPORT OF INDEPENDENT AUDITOR


To the Board of Directors and Shareholders of CITYXPRESS.COM CORP.

We have audited the accompanying consolidated balance sheets of CITYXPRESS.COM CORP. (the "Company") as of June 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CityXpress.com Corp. at June 30, 2000 and 1999 and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has a limited source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                           /s/ ERNST & YOUNG LLP
Vancouver, Canada,
August 23, 2000.                                  Chartered Accountants

CITYXPRESS.COM CORP.

                           CONSOLIDATED BALANCE SHEETS
          [See Nature of Operations and Basis of Presentation - Note 1]

As at June 30                                                         (Expressed in U.S. dollars)

                                                                        2000               1999
                                                                          $                  $
-------------------------------------------------------------------------------------------------
ASSETS [note 9]
CURRENT
Cash and cash equivalents                                               38,963            234,214
Accounts receivable, net of allowance for doubtful accounts
   of nil in 2000 and 1999                                              28,903              1,917
Other receivables                                                       26,220             27,433
Prepaid expenses and other                                             159,557             38,762
-------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                   253,643            302,326
Property and equipment, net [note 6]                                    67,348             99,769
eCommerce technology, net of amortization of $668,950
   at June 30, 2000 and $196,750 at June 30, 1999                      747,534          1,219,734
-------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                         1,068,525          1,621,829
=================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Bank indebtedness [note 7]                                                  --              7,999
Accounts payable and accrued liabilities [note 8]                      361,921            280,154
Demand instalment loan [note 9]                                        167,213             72,704
Shareholders' loans [note 10]                                          252,900                 --
Deferred revenue                                                         1,206              6,190
-------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                              783,240            367,047
Deferred tax liability [note 13]                                       253,100            413,100
Commitments [note 11]

STOCKHOLDERS' EQUITY (DEFICIT)
Share capital [note 12]
   Common stock - $0.001 par value
     Authorized shares: 50,000,000
     Issued and outstanding: 23,008,098 at June 30, 2000 and
     19,893,333 at June 30, 1999                                        14,497             11,383
   Common stock to be issued - nil at June 30, 2000 and
     627,860 at June 30, 1999                                               --            266,790
   Additional paid in capital                                        5,687,761          3,282,029
Other comprehensive income                                              19,625             19,625
Deficit                                                             (5,689,698)        (2,738,145)
-------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                    32,185            841,682
-------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           1,068,525          1,621,829
=================================================================================================

See accompanying notes

On behalf of the Board:

                                    Director                      Director

CITYXPRESS.COM CORP.


                      CONSOLIDATED STATEMENTS OF OPERATIONS
          [See Nature of Operations and Basis of Presentation - Note 1]

Years ended June 30                                                   (Expressed in U.S. dollars)

                                                                        2000               1999
                                                                          $                  $
-------------------------------------------------------------------------------------------------
REVENUE
Hosting fees                                                            52,196              8,400
License fees                                                             5,961              3,310
Initial set-up fees                                                     10,060                 --
Training fees                                                           64,903                 --
-------------------------------------------------------------------------------------------------
TOTAL REVENUES                                                         133,120             11,710
Cost of sales                                                          211,204                510
-------------------------------------------------------------------------------------------------
GROSS PROFIT (LOSS)                                                    (78,084)            11,200

OPERATING EXPENSES
Sales and marketing                                                    321,660            154,903
Product development and technology                                     684,093            508,862
Finance and administration                                             990,895            860,077
Amortization of eCommerce technology                                   472,200            196,750
-------------------------------------------------------------------------------------------------
                                                                     2,468,848          1,720,592
-------------------------------------------------------------------------------------------------
Operating loss                                                      (2,546,932)        (1,709,392)
OTHER INCOME (EXPENSE)
   Interest expense                                                    (17,117)            (3,939)
   Interest and miscellaneous income                                       668              2,353
   Foreign exchange gain                                                15,944                 --
-------------------------------------------------------------------------------------------------
Total other expense                                                       (505)            (1,586)
-------------------------------------------------------------------------------------------------
Loss before income taxes                                            (2,547,437)        (1,710,978)
Deferred income tax recovery [note 13]                                 160,000             68,900
-------------------------------------------------------------------------------------------------
NET LOSS FOR THE YEAR                                               (2,387,437)        (1,642,078)
=================================================================================================

COMPREHENSIVE LOSS
Net loss for the year                                               (2,387,437)        (1,642,078)
Foreign currency translation                                                --             (5,894)
-------------------------------------------------------------------------------------------------
COMPREHENSIVE LOSS FOR THE YEAR                                     (2,387,437)        (1,647,972)
=================================================================================================

NET LOSS PER COMMON SHARE [NOTE 12(d)]
   Basic and diluted                                                     (0.14)             (0.12)
-------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES [NOTE 12(d)]
   Basic and diluted                                                21,091,604         13,588,904
=================================================================================================

See accompanying notes

CITYXPRESS.COM CORP.

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) [See Nature of Operations and Basis of Presentation - Note 1]

                                                                                                   COMMON
                                                                                                    STOCK
                                                                               COMMON              ISSUED         COMMON
                                                             COMMON          STOCK TO BE             AND        STOCK TO BE
                                                             STOCK             ISSUED            OUTSTANDING       ISSUED
                                                               #                 #                    $               $
---------------------------------------------------------------------------------------------------------------------------
Deemed outstanding as of June 30, 1998 [note 1]                  800          1,756,380               --          276,903
Deemed common shares issued for cash received
  in the prior year [note 12(a)]                             160,000           (160,000)              --          (17,033)
Deemed common shares issued for services rendered
  in the prior year [note 12(a)]                             160,000           (160,000)              --          (30,521)
Deemed common shares issued for investment in
  the prior year [note 12(a)]                                 40,000            (40,000)              --           (3,406)
Deemed common shares issued for services rendered
  in the prior year [note 12(a)]                           4,499,200                 --               --               --
Deemed common shares issued for services rendered
  in the current year [note 12(a)]                         1,337,248                 --               --               --
Deemed common shares issued for cash [note 12(a)]            237,667                 --               --               --
Deemed common shares issued to charitable
  organizations [note 12(a)]                                  80,000                 --               --               --
Prior year's subscription shares issued in the
  current year,  net of share
  issue costs of $10,187 [note 12(a)]                      1,396,380         (1,396,380)              --         (225,943)
Deemed common shares issued pursuant to private
  placement, net of
  issue costs of  $32,487 [note 12(a)]                       598,705                 --               --               --
-------------------------------------------------------------------------------------------------------------------------
DEEMED OUTSTANDING AS OF JANUARY 7, 1999                   8,510,000                 --               --               --
=========================================================================================================================
Acquisition of CityXpress.com by WelcomeTo
  [note 2]                                                 5,100,000                 --            5,100               --
Acquisition of Xceedx [note 4]                             6,250,000                 --            6,250               --
Shares to be issued for services rendered
  [note 12(a)]                                                    --            450,000               --               --
Finders fees acquisition costs [note 2]                           --                 --               --               --
Shares issued pursuant to private placement
  [note 12(a)]                                                33,333                 --               33               --
Shares to be issued [note 12(a)]                                  --            177,860               --          266,790
Net loss for the period                                           --                 --               --               --
Foreign currency translation                                      --                 --               --               --
-------------------------------------------------------------------------------------------------------------------------
OUTSTANDING AS OF JUNE 30, 1999                           19,893,333            627,860           11,383          266,790
=========================================================================================================================
Shares issued pursuant to share subscriptions
  [note 12(a)]                                               177,860           (177,860)             178         (266,790)
Shares issued for services [note 12(a)]                      450,000           (450,000)             450               --
Shares issued pursuant to private placement,
  net of share
  issue costs of $16,667 [note 12(a)]                      2,234,438                 --            2,234               --
Shares issued for services rendered or to be
  rendered [note 12(a)]                                      252,467                 --              252               --
Stock based compensation [notes 10(b) and 12(b)]                  --                 --               --               --
Beneficial conversion feature of warrants
 [note 12(a)]                                                     --                 --               --               --
Net loss for the year                                             --                 --               --               --
-------------------------------------------------------------------------------------------------------------------------
OUTSTANDING AS OF JUNE 30, 2000                           23,008,098                 --           14,497               --
=========================================================================================================================
                                                                                                   (Expressed in U.S. dollars)
                                                          ADDITIONAL        OTHER                                 TOTAL
                                                           PAID IN      COMPREHENSIVE                         STOCKHOLDERS'
                                                           CAPITAL          INCOME           DEFICIT          EQUITY (DEFICIT)
                                                              $                $                $                    $
-----------------------------------------------------------------------------------------------------------------------------
Deemed outstanding as of June 30, 1998 [note 1]                   5          25,519         (1,096,067)          (793,640)
Deemed common shares issued for cash received
  in the prior year [note 12(a)]                             17,033              --                 --                 --
Deemed common shares issued for services rendered
  in the prior year [note 12(a)]                             30,521              --                 --                 --
Deemed common shares issued for investment in
  the prior year [note 12(a)]                                 3,406              --                 --                 --
Deemed common shares issued for services rendered
  in the prior year [note 12(a)]                            863,718              --                 --            863,718
Deemed common shares issued for services rendered
  in the current year [note 12(a)]                          253,936              --                 --            253,936
Deemed common shares issued for cash [note 12(a)]            40,337              --                 --             40,337
Deemed common shares issued to charitable
  organizations [note 12(a)]                                 15,207              --                 --             15,207
Prior year's subscription shares issued in the
  current year,  net of share
  issue costs of $10,187 [note 12(a)]                       225,943              --                 --                 --
Deemed common shares issued pursuant to private
  placement, net of
  issue costs of  $32,487 [note 12(a)]                      143,318              --                 --            143,318
-------------------------------------------------------------------------------------------------------------------------
DEEMED OUTSTANDING AS OF JANUARY 7, 1999                  1,593,424          25,519         (1,096,067)           522,876
=========================================================================================================================
Acquisition of CityXpress.com by WelcomeTo
  [note 2]                                                  719,889              --                 --            724,989
Acquisition of Xceedx [note 4]                              868,750              --                 --            875,000
Shares to be issued for services rendered
  [note 12(a)]                                              225,000              --                 --            225,000
Finders fees acquisition costs [note 2]                    (225,000)             --                 --           (225,000)
Shares issued pursuant to private placement
  [note 12(a)]                                               99,966              --                 --             99,999
Shares to be issued [note 12(a)]                                 --              --                 --            266,790
Net loss for the period                                          --              --         (1,642,078)        (1,642,078)
Foreign currency translation                                     --          (5,894)                --             (5,894)
-------------------------------------------------------------------------------------------------------------------------
OUTSTANDING AS OF JUNE 30, 1999                           3,282,029          19,625         (2,738,145)           841,682
=========================================================================================================================
Shares issued pursuant to share subscriptions
  [note 12(a)]                                              266,612              --                 --                 --
Shares issued for services [note 12(a)]                        (450)             --                 --                 --
Shares issued pursuant to private placement,
  net of share
  issue costs of $16,667 [note 12(a)]                     1,007,268              --                 --          1,009,502
Shares issued for services rendered or to be
  rendered [note 12(a)]                                     290,518              --                 --            290,770
Stock based compensation [notes 10(b) and 12(b)]            277,668              --                 --            277,668
Beneficial conversion feature of warrants
 [note 12(a)]                                               564,116              --           (564,116)                --
Net loss for the year                                            --              --         (2,387,437)        (2,387,437)
-------------------------------------------------------------------------------------------------------------------------
OUTSTANDING AS OF JUNE 30, 2000                           5,687,761          19,625         (5,689,698)            32,185
=========================================================================================================================

See accompanying notes

CITYXPRESS.COM CORP.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
          [See Nature of Operations and Basis of Presentation - Note 1]

Years ended June 30                                                            (Expressed in U.S. dollars)

                                                                                2000               1999
                                                                                  $                  $
----------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net loss for the year                                                        (2,387,437)        (1,642,078)
Adjustments to reconcile net loss to net cash
   used in operating activities:
   Amortization                                                                 472,200            196,750
   Depreciation                                                                  44,741             28,801
   Gain on disposal of property and equipment                                        --                (28)
   Shares issued for services rendered                                          152,055            269,143
   Deferred income tax recovery                                                (160,000)           (68,900)
   Stock based compensation                                                     277,668                 --
   Foreign exchange gain                                                        (15,944)                --
Changes in operating assets and liabilities:
   Accounts receivable                                                          (26,986)              (778)
   Other receivables                                                              1,213                 --
   Prepaid expenses and other                                                    17,920            (37,240)
   Accounts payable and accrued liabilities                                      70,825            202,303
   Deferred revenue                                                              (4,984)             6,190
----------------------------------------------------------------------------------------------------------
NET CASH (USED IN) OPERATING ACTIVITIES                                      (1,558,729)        (1,045,837)
----------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Proceeds from sale of property and equipment                                         --              1,221
Purchase of property and equipment                                               (1,378)           (99,040)
Cash acquired on acquisition of subsidiaries [notes 1 and 4]                         --            763,500
----------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                              (1,378)           665,681
----------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Borrowings under bank indebtedness                                               (7,999)             7,999
Proceeds from demand instalment loan                                            169,057                 --
Repayments of demand loans                                                      (74,548)            (2,662)
Proceeds from shareholders' loans                                               252,900                 --
Proceeds from stock issued and to be issued, net of share issue costs         1,009,502            510,107
Proceeds from exercise of warrants                                                   --             40,337
----------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                     1,348,912            555,781
----------------------------------------------------------------------------------------------------------
Effect of foreign exchange rate changes on cash                                  15,944             (2,189)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS DURING THE YEAR           (195,251)           173,436
Cash and cash equivalents, beginning of year                                    234,214             60,778
----------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                           38,963            234,214
----------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE
Interest paid                                                                    17,117              2,257
==========================================================================================================

See accompanying notes

1.       NATURE OF OPERATIONS AND BASIS OF PRESENTATION

These consolidated financial statements are the continuing financial statements of WelcomeTo Search Engine ("WelcomeTo"), a British Columbia corporation which was incorporated on October 27, 1997. On January 7, 1999, WelcomeTo acquired 100% of the common shares of CityXpress.com Corp. ("CityXpress.com"), a United States non-operating company traded on the NASDAQ OTC Bulletin Board. After the acquisition on January 7, 1999, the accounting entity continued under the name of CityXpress.com [note 2].

CityXpress.com Corp. ("Company") is a software developer and Internet publisher, that allows internet consumers to locate and purchase products and services from online companies in their regional markets. The Company intends to build alliances with media companies who own newspaper and television stations and provide them with a suite of Internet products that can be profitably sold to businesses looking for cost-effective means of establishing and promoting an eCommerce presence in both their regional markets. The Company currently operates in only one industry segment and its marketing efforts are currently targeted to the North American market. The Company was considered a development stage company in the year ended June 30, 1999.

The Company's consolidated financial statements for the year ended June 30, 2000 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $2,387,437 for the year ended June 30, 2000 and has a working capital deficiency of $529,597 and deficit of $5,689,698 at June 30, 2000. The ability of the Company to continue as a going concern is dependent upon its ability to achieve profitable operations and to obtain additional capital. Management expects to raise additional capital through private placements and other types of venture fundings. The outcome of these matters cannot be predicted at this time. No assurances can be given that the Company will be successful in raising sufficient additional capital. Further, there can be no assurance, assuming the Company successfully raises additional funds, that the Company will achieve positive cash flow. If the Company is unable to obtain adequate additional financing, management will be required to curtail the Company's operating expenses. These consolidated financial statements do not include any adjustments to the specific amounts and classifications of assets and liabilities which might be necessary should the Company be unable to continue in business.

2.       REVERSE ACQUISITION

Pursuant to a share purchase agreement dated January 7, 1999, the shareholders of WelcomeTo sold their 100% interest in WelcomeTo to CityXpress.com in consideration for 8,510,000 shares of CityXpress.com which represented a controlling interest of approximately 62.5%. This transaction is considered an acquisition of CityXpress.com (the accounting subsidiary/legal parent) by WelcomeTo (the accounting parent/legal subsidiary) and has been accounted for as a purchase of the net assets of CityXpress.com by WelcomeTo in these consolidated financial statements because CityXpress.com had no business operations at the time of the acquisition. The reverse acquisition resulted in $225,000 of one-time costs which were paid by the issuance of shares. The costs of recapitalization have been charged against stockholders' equity.

These consolidated financial statements are issued under the name of CityXpress.com, but are a continuation of the financial statements of the accounting acquirer, WelcomeTo. WelcomeTo's assets and liabilities are included in the consolidated financial statements at their historical carrying amounts. The results of operations of CityXpress.com have been included in the consolidated statement of operations from the date of acquisition, January 7, 1999.

For purposes of the acquisition, the fair value of the net assets of CityXpress.com of $724,989 is ascribed to the 5,100,000 previously outstanding common shares of CityXpress.com deemed to be issued in the acquisition as follows:

                                                       $
----------------------------------------------------------
Net assets acquired
   Cash                                            750,000
   Accounts payable                                (25,011)
----------------------------------------------------------
                                                   724,989
Deemed consideration
   5,100,000 shares of CityXpress.com              724,989
==========================================================

Prior to the reverse acquisition on January 7, 1999, the deemed number of outstanding shares of CityXpress.com was equal to the 8,510,000 common shares which were issued to the shareholders of WelcomeTo in the acquisition. These shares have been allocated to the changes in the combined issued and outstanding common stock and additional paid-in-capital of WelcomeTo up to January 7, 1999.

3.       SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States. The Company's significant accounting policies are summarized below.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of CityXpress.com Corp. and its wholly-owned subsidiaries: WelcomeTo Search Engine Inc. (British Columbia, Canada) and Xceedx Technologies Inc. (British Columbia, Canada). All significant intercompany balances and transactions have been eliminated on consolidation.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid financial instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are recorded at cost, which approximates market value.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is computed on a straight-line basis over the estimated useful life of the assets as follows:

     Computer equipment and software                      3 years
     Office furniture and equipment                       5 years
     Leasehold improvements                               Lease term

3.       SIGNIFICANT ACCOUNTING POLICIES (CONT'D.)

ECOMMERCE TECHNOLOGY

eCommerce technology arose as part of the acquisition of Xceedx Technologies Inc. and is being amortized on a straight-line basis over its useful life, which is 36 months.

WEB-SITE DEVELOPMENT COSTS

Web-site development costs have been expensed as incurred.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company monitors the recoverability of long-lived assets, including capital and intangible assets, based upon estimates using factors such as future asset utilization, business climate and future non-discounted cash flows expected to result from the use of the related assets or to be realized on sale. The Company's policy is to write down assets to their fair value in the period when it is likely that the carrying amount of the asset will not be recovered.

STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation to employees based on Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations, whereby the intrinsic value of options granted is recorded at the measurement date. Compensation expense is calculated based on the difference, on the date of grant, between the fair value of the Company's stock and the exercise price and is recorded over the vesting period of the options. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" for stock options granted to employees.

Stock options granted to non-employees are accounted for under SFAS No. 123 using the fair value method. Compensation expense is calculated using the Black Scholes pricing model and recorded over the period the services are rendered.

3.       SIGNIFICANT ACCOUNTING POLICIES (CONT'D.)

FOREIGN CURRENCY TRANSLATION

Through March 31, 2000, the functional currency of the Company was the Canadian dollar, while the reporting currency in the consolidated financial statements was the U.S. dollar. Asset and liability accounts were translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Revenue and expense amounts were translated at the average exchange rate for the year. Gains or losses resulting from this process were recorded in stockholders' equity as an adjustment to other comprehensive loss.

Effective April 1, 2000, the functional currency of the Company changed to the U.S. dollar. Accordingly, for the Canadian subsidiaries, monetary assets and liabilities are translated into U.S. dollars at exchange rates prevailing at the balance sheet date and non-monetary items are translated at exchange rates prevailing at the historic rate. Revenue and expenses are translated at the average exchange rate for the year. Gains or losses arising on this foreign currency translation are recorded in income.

REVENUE RECOGNITION

The Company enters into sales contracts that may encompass multiple elements, including hosting fees and initial set-up fees. The total fee for a multiple element arrangement is allocated to each element based upon objective evidence of the fair value of each element. Fair value is established through the Company's policy to charge customers the same price as when the element is sold separately. Hosting fees are recognized monthly as the services are performed. An initial set-up fee is recognized when the client's web site is activated for the world wide web, at which time the Company retains no material conditions or obligations to the customer.

In addition, the Company recognizes revenues from license fees and training fees. License fees are recognized monthly as the services are performed. Training fees are recognized in the period services are performed.

Cash received in advance of services rendered are treated as deferred revenue.

3.       SIGNIFICANT ACCOUNTING POLICIES (CONT'D.)

PRODUCT DEVELOPMENT COSTS

Product development costs incurred after technological feasibility of a product is established are capitalized. Technological feasibility is generally not established until substantially all related product development is complete and the product is released. In accordance with this policy, all product development costs incurred to date have been expensed as incurred.

ADVERTISING COSTS

Advertising costs are expensed as incurred and amounted to $192,042 in the year ended June 30, 2000 [1999 - $38,694].

INCOME TAXES

The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Recognition of deferred tax assets is limited to amounts considered by management to be more likely than not of realization in future periods.

LOSS PER COMMON SHARE

The basic loss per common share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the year.

The basic loss per common share for the years ended June 30, 2000 and 1999 was calculated by dividing income (loss) available to common stockholders by the weighted average number of shares deemed to be outstanding such that:

- The number of shares outstanding from the beginning of the fiscal period to the date of the reverse acquisition on January 7, 1999 is deemed to be the number of shares issued by CityXpress.com to WelcomeTo.

- The number of shares outstanding from the date of the reverse acquisition to the end of each fiscal year is deemed to be the weighted average number of shares of CityXpress.com outstanding in each period.

3.       SIGNIFICANT ACCOUNTING POLICIES (CONT'D.)

LOSS PER COMMON SHARE (CONT'D.)

Diluted loss per common share is computed giving effect to all potential dilutive options and warrants that were outstanding during the period. For the years ended June 30, 2000 and 1999, all outstanding options and warrants were anti-dilutive.

COMPREHENSIVE LOSS

Comprehensive loss includes all changes in stockholders' equity (deficit) during the year except those resulting from capital transactions. Other comprehensive income represents foreign currency translation adjustments for all years presented.

RECENT PRONOUNCEMENTS

In December 1999, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements of all public registrants. The provisions of SAB 101 are effective for the Company's fourth quarter ending June 30, 2001. The Company has not determined the impact of SAB 101, if any, on the consolidated financial statements.

In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" (FIN No. 44). This statement is effective for certain transactions from December 15, 1998 and is to be applied commencing July 1, 2000. The Company believes its existing stock based compensation policies are in compliance with FIN No. 44 and therefore, the adoption of FIN No. 44 will have no material impact on the Company's financial condition, results of operations or cash flows.

In March 2000, the Financial Accounting Standards Board issued EITF 00-2 "Accounting for Web Site Development Costs." EITF 00-2 will be effective for the Company's year end June 30, 2001. The Company does not expect that EITF 00-2 will have a material impact on its consolidated financial statements.

3.       SIGNIFICANT ACCOUNTING POLICIES (CONT'D.)

FINANCIAL INSTRUMENTS

Amounts reported for cash equivalents, accounts receivable, other receivables and accounts payable and accrued liabilities approximate their fair values due to the relatively short periods to maturity of the instruments. The carrying value of the demand instalment loan and shareholders' loans approximates fair value due to variable market interest rates being charged on outstanding balances.

COMPARATIVE FIGURES

Certain comparative figures have been reclassified from statements previously presented to conform to the presentation adopted in the current year.

4.       BUSINESS ACQUISITION

On January 27, 1999, the Company acquired 100% of the issued and outstanding share capital of Xceedx Technologies Inc., a company whose principal business was developing and selling eCommerce software products. The acquisition has been accounted for using the purchase method of accounting, in which the results of operations are included in the Company's accounts from the date of acquisition. Details of this acquisition are as follows:

                                                     #
                                                  OF SHARES               $
------------------------------------------------------------------------------
Purchase price                                                         875,000
------------------------------------------------------------------------------

Consideration given:
Common shares issued January 27, 1999             6,250,000            875,000
------------------------------------------------------------------------------

The purchase price has been allocated according to the estimated fair values of the assets and liabilities of Xceedx Technologies Inc. as follows:

                                                                         $
------------------------------------------------------------------------------
Cash                                                                    13,500
Accounts receivable and prepaids                                        10,822
Property and equipment                                                   6,727
eCommerce technology                                                 1,416,484
Accounts payable and accrued liabilities                               (22,643)
Loan payable                                                           (67,890)
Deferred tax liability                                                (482,000)
------------------------------------------------------------------------------
Net assets                                                             875,000
------------------------------------------------------------------------------

The allocation to net assets includes incurred liabilities of $9,352 in respect of acquisition costs.

4.       BUSINESS ACQUISITION (CONT'D.)

Unaudited pro forma financial information for the acquisition as if the business had been acquired at the beginning of the fiscal year ended June 30, 1999 is presented as follows:

                                                  1999
                                                   $
--------------------------------------------------------
Revenue                                           92,423
Net loss                                       1,905,084
--------------------------------------------------------

Net loss per common share                          (0.11)
--------------------------------------------------------

The unaudited pro forma information does not include the operating savings or synergies anticipated as a result of the combined operations.


5.       CREDIT RISK AND OTHER

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents and accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses which, when realized, have been within range of management's expectations.

For the year ended June 30, 2000, approximately 89% of the Company's total revenues were generated through sales to one customer [1999 - nil]. At June 30, 2000, approximately 87% of the Company's accounts receivable balance was due from this customer [1999 - nil]. In addition, the Company utilizes a business directory listing provided to the Company by a supplier pursuant to an annual license agreement.

6.       PROPERTY AND EQUIPMENT

                                                2000                                1999
                                    ------------------------------      --------------------------
                                                      ACCUMULATED                      ACCUMULATED
                                       COST          DEPRECIATION         COST        DEPRECIATION
                                         $                 $                $                $
--------------------------------------------------------------------------------------------------
Computer equipment and software      127,510              69,207         116,628           28,501
Office furniture and equipment         6,078               1,961           4,579              189
Leasehold improvements                 7,692               2,764           7,753              501
-------------------------------------------------------------------------------------------------
                                     141,280              73,932         128,960           29,191
-------------------------------------------------------------------------------------------------
NET BOOK VALUE                                 67,348                             99,769
=================================================================================================


7.       BANK INDEBTEDNESS

At June 30, 1999, the Company had a credit facility available with the Canadian Imperial Bank of Commerce. This credit facility was arranged in three types of credits as follows:

Credit A A $10,183 revolving demand credit with interest at the bank's prime rate plus 1% per annum. As at June 30, 1999, the amount outstanding under this facility was $7,999. The Bank's prime rate at June 30, 1999 was 6.25%.

Credit B $75,809 of demand term loan with interest at the bank's prime rate plus 1% per annum, with monthly principal instalments of $445 per month. As at June 30, 1999, the amount outstanding under this facility was $72,704.

Credit C $6,110 pledged in favor of CIBC Merchant VISA against potential liability from account operations in accepting VISA and Mastercard deposits. As at June 30, 1999 this facility was not utilized.

Covenants under this credit facility required the Company's subsidiary to maintain a minimum stockholders' equity in excess of a specified amount, not to make capital expenditures in excess of a specified amount; and to obtain approval prior to payment of dividends and advancing loans to other parties.

This credit facility was restructured in January 2000 into a demand instalment loan [note 9].

8.       ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                               2000               1999
                                 $                  $
--------------------------------------------------------
Trade accounts payable        314,311            245,019
Employee compensation              --              7,980
Accrued liabilities            47,610             27,155
--------------------------------------------------------
                              361,921            280,154
--------------------------------------------------------


9.       DEMAND INSTALMENT LOAN

In January 2000, the Company refinanced its demand term loan [note 7], whereby it increased the loan amount to $169,687 (Cdn $250,000). The loan bears interest at the bank prime rate plus 1% and is repayable in equal monthly principal and interest instalments of $1,563 through February 2015, unless the loan is called on demand by the bank.

Annual principal repayments for this loan for the years succeeding June 30, 2000 are:

                                        $
-------------------------------------------
2001                                  6,461
2002                                  6,987
2003                                  7,516
2004                                  8,115
2005                                  8,744
Thereafter                          129,390
-------------------------------------------
                                    167,213
-------------------------------------------

The loan is collateralized by a general security agreement on substantially all of the Company's assets, the maintenance of a compensating balance of $16,860 (Cdn. $25,000) that was provided by one of the Company's officers, a collateral mortgage security for $168,600 (Cdn. $250,000) providing the bank a first security interest in the personal property of two of the Company's officers, personal guarantees from two of the Company's officers [note 12] and the assignment of a life insurance policy on the Company's president.

At June 30, 2000 the bank prime rate was 7.5% [1999 - 6.25%].

10.      RELATED PARTY TRANSACTIONS

[A]      SHAREHOLDERS' LOANS

During the year ended June 30, 2000, the Company entered into unsecured shareholder loan agreements with the Company's chief executive officer and chief financial officer. The demand loans outstanding at June 30, all of which are without stated terms of repayment unless otherwise stated, are summarized below:

                                                                               ANNUAL
                                                                              INTEREST         BALANCE OUTSTANDING
                                                                               RATE AT              AT JUNE 30,
                                                                            JUNE 30, 2000       2000          1999
                                                                                   %              $             $
------------------------------------------------------------------------------------------------------------------
Loans payable bearing interest at 10% and repayable in equal
  monthly principal and interest instalments of $1,510.                          10.00         168,600          --
Loan payable bearing interest at the CIBC Visa monthly interest rate.            19.50          16,860          --
Loan payable bearing interest at the Scotia McLeod monthly interest rate.         9.50          16,860          --
Loan payable bearing interest at 4.5% per annum.                                  4.50          33,720          --
Loan payable bearing interest at Toronto Dominion Bank monthly
  TD Select Line rate.                                                           10.25          16,860          --
------------------------------------------------------------------------------------------------------------------
                                                                                               252,900
==================================================================================================================

Interest incurred on the loans amounted to $2,874 for the year ended June 30, 2000.

10.      RELATED PARTY TRANSACTIONS (CONT'D.)

[B]      OTHER

On June 13, 2000, the Company granted 541,600 warrants to two of the Company's officers, as consideration for their guarantee of the demand instalment loan [note 9] and as consideration for the shareholder loans [note 10(a)]. Each warrant is exercisable for one common share of the Company at a price of $.25 per share through June 13, 2002. The estimated fair value of these warrants at the date of issuance of $48,744 was recorded as an expense in the consolidated statement of operations for the year ended June 30, 2000. The Black Scholes option pricing model was used to value the warrants with the following assumptions: no dividend yield; risk-free interest rate of 6.0%; expected volatility of 1.09; and an expected life of 1.5 years.


11.      COMMITMENTS

The Company leases its building premises and certain office equipment under operating leases expiring through fiscal year 2003. Future minimum lease commitments under these operating leases through fiscal year 2003 are as follows:

                                       $
------------------------------------------
2001                               132,000
2002                               121,000
2003                                80,000
------------------------------------------
                                   333,000
------------------------------------------

Rent expense for the year ended June 30, 2000 amounted to approximately $86,402 [1999 - $44,188].

12.      SHARE CAPITAL

[A]      COMMON STOCK

On June 10, 1998, the Company agreed to reacquire and cancel 110 common shares of the Company from certain shareholders. In exchange for these shares, in November 1998, the Company issued 360,000 common shares upon amendment of the authorized capital of the Company. The cost to reacquire these shares and commitment to issue new shares was recorded as a reduction in common stock and corresponding increase in stock subscriptions. This transaction was recorded using the carrying values of the common stock reacquired of $50,960.

In November 1998, Company issued 1,396,380 common shares at $0.17 (Cdn. $0.25) per share for total cash proceeds of $236,130 less issue costs of $10,187.

In November 1998, the Company issued 4,499,200 common shares to certain officers, directors and employees of the Company in exchange for services provided in the period ended June 30, 1998. In addition, the Company issued 1,337,248 common shares to certain officers, directors and employees of the Company in exchange for services provided in July and August 1998. These common shares were issued at the fair value of the common stock of approximately $0.19 (Cdn. $0.28) per share, which was based on third party stock subscriptions. The Company recorded compensation expense of $253,936 during the year ended June 30, 1999.

In November 1998, the Company issued 237,667 common shares at $0.17 (Cdn. $0.25) per share for total cash proceeds of $40,337.

In November 1998, the Company issued 80,000 shares to two charitable organizations for services rendered in July and August 1998. These shares were recorded at the fair value of the common stock of approximately $0.19 per share (Cdn $0.28), which was based on third party stock subscription agreements.

In November 1998, the Company issued 274,900 common shares at $0.17 (Cdn. $0.25) per share, 210,471 common shares at $0.34 (Cdn. $0.50) per share, and 113,334 common shares at $0.51 (Cdn. $0.75) per share pursuant to third party stock subscription agreements. The Company received total cash proceeds of $175,805 less issue costs of $32,487.

In January 1999, the Company incurred one-time finders fee costs of $225,000 related to the reverse acquisition of the Company. These costs were paid by the issuance of 450,000 common shares at $0.50 (Cdn. $0.74) per share, after the year ended June 30, 1999.

12.      SHARE CAPITAL (CONT'D.)

[A]      COMMON STOCK (CONT'D.)

On March 15, 1999, the Company issued 33,333 common shares pursuant to stock subscription agreements at a price of $3.00 per share for cash of $99,999.

In August 1999, the Company issued 177,860 common shares at $1.50 per share, for $266,790, net of financing commissions payable. The net cash proceeds were received prior to June 30, 1999. Each common share issued has an attached warrant which entitles the holder to acquire one common share for $1.50 each for a one year period, and $2.00 each after one year. The warrants expire on June 10, 2001.

On August 15, 1999, the Company issued 100,000 units to a vendor for marketing and advertising services. Each unit comprised one common share and one warrant entitling the vendor to acquire one common share for $1.50 each for a one year period, and $2.00 each after one year [note 12(c)]. On May 18, 2000, the Company issued an additional 140,000 units to this vendor for marketing and advertising services. Each unit comprised one common share and one warrant entitling the vendor to acquire one common share for $.25 each for a one year period, and $.75 each after one year [note 12(c)]. The Company has recorded, in additional paid in capital, the units issued at their fair value of $281,200. Of this amount, approximately $142,500 has been recorded as an expense in the consolidated statement of operations for the year ended June 30, 2000 and the remainder has been recorded as a prepaid expense to be amortized over the period the services are rendered. The Black Scholes option pricing model was used to value the warrants with the following assumptions: no dividend yield; risk free interest rate of 6.0%; expected volatility of 1.09 and an expected life of 1.5 years.

12.      SHARE CAPITAL (CONT'D.)

[A]      COMMON STOCK (CONT'D.)

In October and December 1999, the Company issued 99,521 common shares and warrants to acquire 99,521 common shares for cash proceeds of $136,069. Each common share has one attached warrant which entitles the holder to acquire one common share for exercise prices of $1.25 to $1.50 during the first year and $1.75 to $2.00 during the second year. The warrants expire September 30, 2001 to October 13, 2001. Pursuant to the subscription agreements, if at any time until March 31, 2000 the Company issued common shares at a share price of less than the subscription price paid by the investors, then additional common shares and warrants would be issued, such that the effective issue price of the common shares issued is equal to the lower price paid. In January 2000, the Company issued an additional 172,617 common shares for no additional consideration, pursuant to this subscription agreement. In addition, the number of warrants granted was increased by 172,617 to 272,138 and the exercise price decreased to $.50 during the first year and $.75 during the second year.

In March 2000, the Company issued 12,467 common shares at $.77 per share to a vendor for marketing services with a fair market value of $9,570.

During the year ended June 30, 2000, the Company issued 1,962,300 units for cash proceeds of $890,100 before share issue costs of $16,667. Each unit comprised one common share and one warrant entitling the holder to acquire one common share [note 12(c)]. The proceeds of $1,026,169 have been allocated to the common shares and the warrants based on their relative fair values. The beneficial conversion feature of the warrants has been determined to be $564,116 and has been charged to the deficit.

[B]      STOCK OPTIONS

On August 25, 1999, the Board of Directors approved the creation of the Corporate Stock Option Plan ("Plan") pursuant to which the Company has reserved 2,000,000 shares of common stock. The terms and vesting period of options are determined by the directors at the date of grant. The majority of the options granted to date are exercisable over a four year period and vest on a cumulative basis at 1/3 per year.

12.      SHARE CAPITAL (CONT'D.)

[B]      STOCK OPTIONS (CONT'D.)

In August 1999, the Company granted 675,000 stock options to employees below the fair market value of the underlying common shares on the date of grant. Compensation expense of $226,898, calculated based on the intrinsic value method, has been recorded in the consolidated statement of operations for the year ended June 30, 2000.

Stock option transactions for the year ended June 30, 2000 are summarized below:

                                                              OUTSTANDING OPTIONS
                                         SHARES         ------------------------------
                                        AVAILABLE                     WEIGHTED AVERAGE
                                      UNDER OPTION        SHARES       EXERCISE PRICE
                                            #                #                $
--------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1999                        --               --              --
Reserve shares                         2,000,000               --              --
Granted, July 13, 1999                  (675,000)         675,000            1.50
         May 15, 2000                   (872,500)         872,500            0.25
         June 27, 2000                  (200,000)         200,000            0.25
Forfeited                                     --         (110,000)           1.50
-------------------------------------------------------------------------------------
BALANCE, JUNE 30, 2000                   252,500        1,637,500            0.68
-------------------------------------------------------------------------------------

The following table summarizes information about stock options that are outstanding at June 30, 2000:

                                      OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                                -----------------------------------------------------------------
   RANGE OF         NUMBER          WEIGHTED-       WEIGHTED-         NUMBER         WEIGHTED-
   EXERCISE     OUTSTANDING AT       AVERAGE         AVERAGE      OUTSTANDING AT      AVERAGE
    PRICES      JUNE 30, 2000       REMAINING     EXERCISE PRICE   JUNE 30, 2000   EXERCISE PRICE
       $             #          CONTRACTUAL LIFE        $                #                $
-------------------------------------------------------------------------------------------------
      0.25         1,072,500         3.71 yrs          0.25            200,000          0.25
      1.50           565,000         3.04 yrs          1.50                 --          1.50
-------------------------------------------------------------------------------------------------
                   1,637,500                                           200,000
-------------------------------------------------------------------------------------------------

12.      SHARE CAPITAL (CONT'D.)

[B]      STOCK OPTIONS (CONT'D.)

The weighted average fair value of options granted during the year ended June 30, 2000 was as follows:

                                                             WEIGHTED
                                                             AVERAGE
                                          OPTIONS           FAIR VALUE
                                             #                   $
----------------------------------------------------------------------
Exercise price:
   Equal to fair market value           1,072,500               0.19
   Greater than fair market value              --                 --
   Less than fair market value            675,000               2.21
----------------------------------------------------------------------
                                        1,747,500               0.97
----------------------------------------------------------------------

Pro forma information regarding net income and earnings per share is required by Statement of Financial Accounting Standard ("SFAS") No. 123, which also requires that the information be determined as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value of each option granted during the year was estimated at the date of grant using a Black-Scholes pricing model with the following weighted average assumptions: risk free interest rates of 6%; dividend yield of nil; volatility factors of the expected market price of the Company's common stock of 1.09 and a weighted average expected life of the option of 3.8 years.

12.      SHARE CAPITAL (CONT'D.)

[B]      STOCK OPTIONS (CONT'D.)

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period. The Company's pro forma information for the year ended June 30, 2000 is as follows:

                                                                                      $
-------------------------------------------------------------------------------------------
Net loss                                                       As reported       (2,387,437)
Beneficial conversion feature of warrants [note 12(a)]         As reported         (564,116)
APB 25 compensation expense                                    As recorded          228,924
SFAS 123 compensation expense                                  Pro forma           (788,645)
-------------------------------------------------------------------------------------------
Pro forma net loss                                             Pro forma         (3,511,274)
-------------------------------------------------------------------------------------------
Pro forma net loss per common share:
   Basic and diluted                                           Pro forma              (0.17)
-------------------------------------------------------------------------------------------

[C]      WARRANTS

The following represents a summary of warrants outstanding June 30, 2000:

                                                           OUTSTANDING WARRANTS
                                       --------------------------------------------------------------
                                                         EXERCISE PRICE
                                         SHARES        YEAR 1       YEAR 2
 GRANT DATE                                #             $              $              EXPIRY DATE
 ----------------------------------------------------------------------------------------------------
 June 10, 1999                           177,860        1.50           2.00             June 10, 2001
 July 14, 1999                            45,260        1.50           2.00             July 14, 2001
 August 15, 1999                         100,000        1.50           2.00           August 15, 2001
 September 30, 1999                      465,800        0.50           0.75        September 30, 2001
 October 13, 1999                        132,138        0.50           0.75          October 13, 2001
 December 10, 1999                       408,000        0.50           0.75         December 10, 2001
 January 18, 2000                        138,000        0.50           0.75          January 18, 2002
 January 31, 2000                        500,000        0.50           0.75          January 31, 2002
 May 1, 2000                             405,240        0.25           0.75               May 1, 2002
 May 18, 2000                            280,000        0.25           0.75              May 18, 2002
 June 13, 2000                           541,600        0.25           0.25             June 13, 2002
 ----------------------------------------------------------------------------------------------------
 BALANCE, JUNE 30, 2000                3,193,898
 ====================================================================================================

12.      SHARE CAPITAL (CONT'D.)

[D]      LOSS PER COMMON SHARE

         The following table sets forth the computation of basic and diluted loss per share:

                                                                          2000                1999
                                                                            $                   $
         --------------------------------------------------------------------------------------------
         NUMERATOR
         Net loss for the year                                          (2,387,437)        (1,642,078)
           Beneficial conversion feature of warrants [note 12(a)]         (564,116)                --
         --------------------------------------------------------------------------------------------
         Net loss attributable to common shareholders                   (2,951,553)        (1,642,078)

         DENOMINATOR
         Weighted average number of common shares outstanding           21,091,604         13,588,904

         Basic and diluted loss per common share                             (0.14)             (0.12)
         ============================================================================================

         For the years ended June 30, 2000 and 1999, all of the Company's common shares issuable upon the exercise of stock options and warrants were excluded from the determination of diluted loss per share as their effect would be anti-dilutive.

13.      INCOME TAXES

The Company is subject to United States Federal Taxes at an approximate rate of 35%. It is also subject to Canadian Federal and British Columbia provincial taxes of approximately 45%. No current provision or benefit for income taxes has been recorded for the years ended June 30, 2000 or 1999 as the Company has incurred operating losses and has no carryback potential.

The Company's deferred income tax recovery at June 30 comprises:

                                        2000               1999
                                          $                  $
-----------------------------------------------------------------
United States                         (160,000)           (68,900)
Canada                                      --                 --
-----------------------------------------------------------------
                                      (160,000)           (68,900)
-----------------------------------------------------------------

The reconciliation of income tax attributable to continuing operations computed at the U.S. federal statutory tax rates to income tax expense for the years ended June 30 is:

                                                                        2000               1999
                                                                          $                  $
-------------------------------------------------------------------------------------------------
Tax at U.S. statutory rates                                           (812,000)          (599,000)
Lower (higher) effective income taxes of other country                (210,000)          (171,000)
Deferred tax assets not recognized for accounting purposes             467,000                 --
Net operating losses not recognized for accounting purposes            286,000            670,000
Non-deductible expenses                                                139,000              1,000
Other                                                                  (30,000)            30,100
-------------------------------------------------------------------------------------------------
Income tax recovery                                                   (160,000)           (68,900)
-------------------------------------------------------------------------------------------------

13.      INCOME TAXES (CONT'D.)

Net deferred tax assets (liabilities) consist of the following at June 30:

                                                                       2000               1999
                                                                         $                  $
-------------------------------------------------------------------------------------------------
DEFERRED TAX ASSETS
Loss carryforwards                                                   1,059,000            720,000
Tax value in excess of book value                                      613,000                 --
Valuation allowance for future tax assets                           (1,672,000)          (720,000)
-------------------------------------------------------------------------------------------------
Net deferred tax assets                                                     --                 --
-------------------------------------------------------------------------------------------------

DEFERRED TAX LIABILITY
Excess book versus tax difference on eCommerce technology             (253,100)          (413,100)
-------------------------------------------------------------------------------------------------


The tax losses expire as follows:

                                                                                            $
-------------------------------------------------------------------------------------------------
CANADIAN
2004                                                                                      170,000
2005                                                                                    1,360,000
2007                                                                                      842,000
-------------------------------------------------------------------------------------------------
                                                                                        2,372,000
-------------------------------------------------------------------------------------------------

14.      SEGMENT INFORMATION

Predominantly all of the Company's assets and employees are located in Canada for the years presented. The following table represents total revenues based on the location of the customer.

                                                  2000                1999
                                                    $                   $
---------------------------------------------------------------------------
U.S.A.                                           121,992              2,549
Canada                                            11,128              9,161
---------------------------------------------------------------------------
Total revenues                                   133,120             11,710
---------------------------------------------------------------------------


15.      SUBSEQUENT EVENT

On August 16, 2000, the Company entered into a loan and security agreement with its major customer. Under this loan agreement, the Company entered into two $125,000 promissory notes that bear interest at the Wall Street Journal prime rate and mature in November 2000. As part of these promissory note agreements, the Company is obligated to grant the note holder the option to acquire 2,223,285 common shares of the Company. The terms and exercise price of the options are being negotiated. In connection with the agreement, the Company entered into a collateral license agreement covering the licensing of the Company's software to its major customer in the event of a default pursuant to the loan and security agreement.

                                    EXHIBIT 5

                                ESCROW AGREEMENT

                                ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this 'Agreement"), made and entered into as of the 16th day of August, 2000, (the "Effective Date"), by and among CityXpress.Com Corp., a Florida corporation, and its wholly-owned subsidiaries Xceedx Technologies Inc. and WelcomeTo Search Engine Inc., corporations organized under the laws of the province of British Columbia, Canada (the "Licensors"), Lee Enterprises, Incorporated, a Delaware corporation (the "Licensee") and Fort Knox Escrow Services, Inc. ("Escrow Agent").


                                    RECITALS

A. Licensors and Licensee are parties to a certain Loan and Security Agreement, dated August 16, 2000, (together with any and all amendments now or hereafter made thereto, hereinafter called the "Loan Agreement"), which provides for (1) Licensee from time to time to extend credit to or for the account of Licensors and (2) the grant by Licensors to Licensee of a security interest in certain Collateral, including, without limitation, Licensors' Intellectual Property therein. Licensors and Licensees are also parties to a certain Collateral License Agreement dated August 16, 2000, referred to herein as the "Collateral License Agreement", which grants Licensee certain rights in respect of the Collateral.

B. Licensee has required the execution of this Escrow Agreement as a condition of advancing loans to Licensors under the Loan Agreement.

C. Escrow Agent is willing to accept the Escrow required herein on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to the following:


                              TERMS AND CONDITIONS

                                    SECTION 1
                                   DEFINITIONS

1.1 INCORPORATION OF LOAN AGREEMENT. The Loan Agreement and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference. Terms used herein that are not defined in this Agreement shall have the meanings ascribed to them in the Loan Agreement.

1.2 SOURCE CODE. "Source Code" refers to humanly readable computer programming code for the Collateral as defined in the Loan Agreement.

1.3 DEPOSIT; DEPOSITED MATERIALS. The Deposit (also sometimes referred to as the "Deposited Materials") shall consist of a copy of current version of the Source Code, and shall include all Updates delivered to the Escrow Agent from time to time pursuant to this Agreement, plus any pertinent commentary or explanation that may be necessary to render the Source Code understandable and useable by a trained computer-programming expert. The Source Code shall include system documentation, statements of principles of operation, and schematics, all as necessary or useful for the effective understanding and use of the Source Code. Insofar as the "development environment" employed by Licensors for the development, maintenance, and implementation of the Source Code includes any device, programming, or documentation not commercially available to the Licensee on reasonable terms through readily known sources other than the Licensors, the Source Code shall include all such devices, programming, or documentation. The foregoing reference to such "development environment" is intended to apply to any programs, including compilers, "workbenches," tools, and higher-level (or "proprietary") languages, used by the Licensors for the development, maintenance, and implementation of the source code corresponding to the collateral. Finally, a listing of commercially available compilers, workbenches, tools and higher-level languages used by Licensors for the development, maintenance and implementation of the source code corresponding to the Collateral shall also comprise part of the Deposit.

1.4 UPDATES. An Update is a copy of the current Source Code version of each modification or revision to the Collateral that (a) corrects errors, problems, or defects caused by or resulting from an incorrect functioning of the Collateral, (b) supports new releases of the Collateral made available generally to licensees of Licensors, or (c) provides other updates or corrections.

                                    SECTION 2
                   REPRESENTATIONS AND WARRANTIES OF LICENSORS

2.1 RIGHT TO DEPOSIT. Licensors represent and warrant that they, collectively or individually, have the right to make the Deposit with the Escrow Agent.

2.2 COLLATERAL CORRESPONDS WITH SOURCE CODE. Licensors represent and warrant that the Source Code deposited with the Escrow Agent will at all times be the source code version of the current release of the Collateral.

2.3 USABILITY OF SOURCE CODE. Licensors represent and warrant that the Source Code is and shall be understandable and useable by a trained computer-programming contractor. Licensors further represent and warrant that the Collateral does not involve any proprietary languages or programming components that such a contractor could not reasonably be expected to understand, except to the extent the Deposit contains sufficient commentary to enable such contractor to understand and use such languages or components. Licensors further represent and warrant that the Source Code includes all of the devices, programming, and documentation necessary for the maintenance of the Collateral by the Licensee upon release of the Source Code pursuant to this Agreement, except for devices, programming, and documentation commercially available to the Licensee on reasonable terms through readily known sources other than the Licensors.

                                    SECTION 3
                         PURPOSE OF AGREEMENT; DEPOSITS

3.1 PURPOSE OF DEPOSITS. The Deposited Materials are intended to provide assurance to Licensee of access to, and right of use thereof, if Licensors cause, suffer or permit an Event of Default as defined in the Loan Agreement. Escrow Agent shall release the materials placed on Deposit in escrow pursuant to this Agreement only in accordance with the terms of this Agreement.

3.2 INITIAL DEPOSIT. Escrow Agent agrees to accept from Licensors, and Licensors agree to deliver the Deposit to Escrow Agent within ten (10) days of the Effective Date. Escrow Agent shall hold the Deposit in accordance with the terms hereof.

3.3 SUBSEQUENT ADDITIONS. Escrow Agent agrees to accept updates from Licensors as part of the Deposit, and Licensors agree to deposit the same within ten (10) days after each Update is made generally available.

3.4 RECEIPTS. Escrow Agent will issue a receipt to Licensors for all material deposited with Escrow Agent, accompanied by a general list or description of the materials so deposited. In the event that an Update or series of Updates supersede a prior version of the Collateral in its entirety, Licensors may require Escrow Agent to return or destroy the materials on deposit representing such prior version of the Collateral by so notifying the Escrow Agent and all Licensee in writing, provided that any such action on the part of the Escrow Agent may not commence until at least one (1) year after the delivery of the Source Code for all Updates that so supersede the prior version of the Collateral.

3.5 NOTIFICATION OF DEPOSITS. Simultaneous with the delivery to Escrow Agent of the Deposit or any Update, as the case may be, Licensors shall deliver to Escrow Agent a written statement specifically identifying all items deposited and stating that the Deposit or any Update, as the case may be, so deposited has been inspected by Licensors and is complete and accurate. Escrow Agent shall, within ten (10) business days of receipt of any Deposit or Update, send notification to Licensors and Licensee that it has received from Licensors such materials.

3.6 CARE REQUIRED OF ESCROW AGENT. Escrow Agent shall exercise reasonable care to protect and safeguard all Deposited Materials delivered pursuant to this Agreement and shall segregate and label such materials according to the date of delivery and any other identifying information supplied by Licensors.

3.7 VERIFICATION AND TESTING. Licensee may appoint either (a) an independent firm of certified public accountants of national reputation (which shall certify for the benefit of Licensors that it does not, and does not intend to, conduct business in competition with Licensors) or (b) an independent, professional computer-programming consultant mutually agreeable to Licensors and Licensee, to inspect, compile, test, and review the Deposit (subject to appropriate undertakings of confidentiality and restrictions on subsequent use or disclosure) at any time, and Escrow Agent shall permit such inspections and testing promptly upon request. Except as otherwise authorized by Licensors (which authorization will not be unreasonably withheld), such inspections and testing shall be conducted at the principal offices of the Escrow Agent.

3.8 ESCROW AGENT'S VERIFICATION SERVICES. Upon receipt of a written request from Licensee, Escrow Agent and Licensee may enter into a separate agreement pursuant to which Escrow Agent will agree, upon certain terms and conditions, to inspect the Deposited Materials for the purpose of verifying their relevance, completeness, currency, accuracy and functionality ("Technical Verification Agreement"). Upon written request from Licensors, Escrow Agent will issue to Licensors a copy of any written technical verification report rendered in connection with such engagement. If Escrow Agent and Licensee enter into such Technical Verification Agreement, Licensors shall reasonably cooperate with Escrow Agent by providing its facilities, computer systems, and technical and support personnel for technical verification whenever reasonably necessary. If requested by Licensee, Licensors shall permit one employee of Licensee to be present at Licensor's facility during any such verification of the Deposit Materials.

3.9 DUPLICATION OF DEPOSITED MATERIALS. Escrow Agent may duplicate the Deposited Materials by any means in order to comply with the terms and provisions of this Agreement, provided that Licensee shall bear the expense of duplication. Alternatively, Fort Knox, by notice to Licensors, may reasonably require Licensors to promptly duplicate the Deposit Materials.

                                    SECTION 4
                                     RELEASE

4.1 RELEASE AT DIRECTION OF LICENSORS. Escrow Agent shall release the Deposited Materials to Licensee In the event Licensors or any of them notify Escrow Agent to effect delivery of the Deposited Materials to Licensee at a specific address, the notification being accompanied by a check payable to Escrow Agent in the amount of one hundred dollars ($100.00). Such delivery shall be made within five (5) business days after receipt of the notification and check specified herein.

4.2 RELEASE UPON OCCURRENCE OF AN EVENT OF DEFAULT. If Licensors or any of them suffer an Event of Default at any time or for any reason, Licensee may notify Escrow Agent of such occurrence (the "Occurrence") in writing and demand release of the Deposited Materials to Licensee, such notice to be accompanied by the following: (a) reliable evidence of such Occurrence; (b) evidence satisfactory to Escrow Agent that Licensee has previously notified Licensors of such Occurrence in writing; (c) specific instructions for delivery of the Deposited Material to the Licensee; and, (d) a check payable to Escrow Agent in the amount of one hundred dollars ($100.00).

         4.2.1 OBJECTION PERIOD. Escrow Agent shall, within five (5) business days after receipt of such notification, send to Licensors a photostatic copy of such notice and accompanying documentation by and form of mail or delivery which results in a receipt for delivery or attempted delivery. Licensors shall have thirty (30) days from the first date on which delivery of such notice is attempted or accomplished ("Objection Period") to notify Escrow Agent of its objection ("Objection Notice") to the release of the Deposited Materials to Licensee and to request that the issue of Licensee's entitlement to a copy of the Deposited Materials be submitted to arbitration in accordance with the provisions of Paragraph 4.3.

         4.2.2 LAPSE OF OBJECTION PERIOD. If, at the end of the Objection Period, Escrow Agent has not received an Objection Notice from Licensors, then Escrow agent shall promptly deliver the Deposited Materials to Licensee in accordance with the Licensee's instructions upon payment of Escrow Agent's then outstanding fees.

4.3      ARBITRATION.

         4.3.1 PROCEDURE FOR ARBITRATION. If Licensors shall send an Objection Notice to Escrow Agent during the Objection Period, the matter shall be submitted to, and settled by arbitration by, a panel of three (3) arbitrators chosen by the Atlanta Regional Office of the American Arbitration Association in accordance with the rules of the American Arbitration Association; provided, however, that notwithstanding anything in such rules to the contrary, the arbitration panel shall convene hearing on the Objection to release not later than thirty days from the date upon which such objection is received by the Escrow Agent and shall be limited in duration to one (1) day for the presentation of each side's evidence. Post-hearing briefs on the evidence shall not be permitted and the arbitrators shall render their decision within fifteen (days) following conclusion of the hearing. At least one (1) arbitrator shall be reasonably familiar with the computer software industry. The decision of the arbitrators shall be binding and conclusive on all parties involved, and judgment upon their decision may be entered in a court of competent jurisdiction at the request of either party. All costs of the arbitration incurred by Escrow Agent, including reasonable attorneys' fees and costs, shall be paid by the party which does not prevail in the arbitration; provided, however, if the arbitration is settled prior to a decision by the arbitrators, the Licensors and Licensee shall each pay 50% of all such costs.

         4.3.2 ABANDONMENT OF OBJECTION. Licensors may, at any time prior to the commencement of arbitration proceedings, notify Escrow Agent that Licensors have withdrawn the Objection Notice. Upon receipt of any such notice from Licensors, Escrow Agent shall reasonably promptly deliver the Deposit Materials to Licensee in accordance with Licensee's instructions.

4.4 EFFECT OF BANKRUPTCY UNDER U.S. LAW. In the event that Licensors or their representatives reject or terminate the Collateral License Agreement or this Agreement in breach of the provisions thereof or hereof, including as contemplated under Section 365 of the United Bankruptcy Code, it is acknowledged that this Agreement contemplates the manner in which Licensee may retain its rights in the Collateral, including associated Intellectual Property, if Licensee chooses to do so in accordance with Section 365(n) of the Bankruptcy Code. This Agreement serves as a contract supplementary to the Collateral License Agreement and any other license agreement by or among the parties or any two of them, which relates to the Collateral. It is the parties' intent that the rights Licensee shall be entitled to retain shall be of the scope provided in the Collateral License Agreement in all items delivered or required to be delivered under this Agreement. Further, such rights shall be subject to no restriction following an election by Licensors to reject or terminate the Collateral License Agreement or this Agreement. Such rights shall be exclusive and either renewable or perpetual to the extent so provided under the Collateral License Agreement.

                                    SECTION 5
                                FEES AND PAYMENTS

5.1 ESCROW FEES. Licensors and Licensee shall pay to Escrow Agent the applicable fees in accordance with Exhibit A as compensation for Escrow Agent's services under this Agreement. The first year's fees are due upon receipt of the signed contract or Deposit Materials, whichever comes first, and shall be paid in U.S. Dollars.

5.2 PAYMENT. Escrow Agent shall issue an invoice to Licensee following execution of this Agreement ("Initial Invoice"), on the commencement of any Additional Term hereunder, and in connection with the performance of any additional services hereunder. Payment is due upon receipt of invoice. All fees and charges are exclusive of, and Licensee is responsible for the payment of, all sales, use and like taxes. Escrow Agent shall have no obligations under this Agreement until the Initial Invoice has been paid in full by Licensee.

5.3 NONPAYMENT. In the event of non-payment of any fees or charges invoiced by Escrow Agent, Escrow Agent shall give notice of non-payment of any fee due and payable hereunder to the Licensee and, in such an event, the Licensee shall have the right to pay the unpaid fee within ten (10) days after receipt of notice from Escrow Agent. If Licensee fails to pay in full all fees due during such ten (10) day period, Escrow Agent shall give notice of non-payment of any fee due and payable hereunder to Licensors and, in such event, Licensors shall have the right to pay the unpaid fee within ten (10) days of receipt of such notice from Escrow Agent. Upon payment of the unpaid fee by either the Licensors or Licensee, as the case may be, this Agreement shall continue in full force and effect until the end of the applicable term. Failure to pay the unpaid fee under this paragraph by both Licensors and Licensee shall result in termination of this Agreement.

                                    SECTION 6
                   LIMITATION UPON OBLIGATION OF ESCROW AGENT

6.1 LIMITED DUTY OF INQUIRY. Escrow Agent shall not be required to inquire into the truth of any statements or representations contained in any notices, certificates, or other documents required or permitted hereunder, and it may assume that the signatures on any such documents are genuine, that the persons signing on behalf of any party thereto are duly authorized to issue such document, and that all actions necessary to render any such documents binding on any party thereto have been duly undertaken. Without limiting the foregoing, Escrow Agent may in its discretion require from Licensors or Licensee additional documents which it deems to be necessary or appropriate to aid it in the course of performing its obligations hereunder.

6.2 RIGHT TO INTERPLEADER. In the event Escrow Agent receives conflicting demands from Licensors and Licensee respecting the release of the Deposited Material to Licensee hereunder, Escrow Agent may, in its sole discretion, file an interpleader action with respect thereto in any court of competent jurisdiction and deposit the Source Code with the clerk of the court or withhold release of the Source Code until instructed otherwise by court order. Provided, however, that Escrow Agent may not file interpleader in connection with any matter submitted to arbitration after Escrow Agent's receipt of an Objection Notice from Licensors and the parties under this Agreement submit the matter to such arbitration as described in Section 4 of this Agreement. Any and all costs incurred by Escrow Agent in connection with an interpleader action, including reasonable attorneys' fees and costs, shall be borne 50% by each of Licensors and Licensee.

6.3 RELEASE AND INDEMNIFICATION OF ESCROW AGENT. Licensors severally, and Licensee do hereby (a) release, and agree to indemnify and hold harmless, Escrow Agent from and against any and all liability for losses, damages, and expenses (including attorneys' fees) that may be incurred by it on account of any action taken by Escrow Agent in good faith pursuant to this Agreement, and (b) agree to defend and indemnify Escrow Agent from and against any and all claims, demands, or actions arising out of or resulting from any action taken by Escrow Agent in good faith pursuant to this Agreement.

6.4 LIMITATION OF LIABILITY. Except for gross negligence or willful misconduct, Escrow Agent shall not be liable to Licensors or to Licensee for any act or omission by Escrow Agent in connection with this Agreement. Any liability of Escrow Agent regardless of the cause shall be limited $500,000. In no event will Escrow Agent be liable for special, indirect, incidental or consequential damages or costs (including legal fees and expenses) arising under this Agreement, even if Escrow Agent has been advised of the possibility of such damages or costs.

6.5 NATURAL DEGENERATION; UPDATED VERSION. The parties acknowledge that as a result of the passage of time alone, the Deposited Materials are susceptible to loss of quality ("Natural Degeneration"). It is further acknowledged that Escrow Agent shall have no liability or responsibility to any person or entity for any Natural Degeneration. For the purpose of reducing the risk of Natural Degeneration, Licensors shall deliver to Escrow Agent a new copy of the Deposit Materials at least once every three years.

                                    SECTION 7
                          INDEPENDENT CONTRACTOR STATUS

Nothing herein shall be construed to create a partnership, joint venture, or agency relationship between or among the parties hereto. Without limiting the generality of the foregoing, Escrow Agent is an independent contractor, and is not an employee or agent of either the Licensors or Licensee.

                                   SECTION 8
                               TERM OF AGREEMENT

8.1 TERM. The term of this Agreement shall commence on the Effective Date hereof and shall continue from year to year until this Agreement is terminated hereunder.

8.2      TERMINATION.  This Agreement shall terminate:

         8.2.1 BY CONSENT. By mutual consent of Licensors and all Licensee at any time;

         8.2.2. BY ESCROW AGENT. By Escrow Agent at any time, provided that Escrow Agent has given Licensors and Licensee notice to that effect in writing at least ninety (90) days before the contemplated date of termination, whereupon Licensors shall diligently attempt to identify an independent successor Escrow Agent, reasonably acceptable to all Licensee, who is agreeable to assuming all further obligations of Escrow Agent hereunder;

         8.2.3 AUTOMATICALLY. In the event that the Deposited Material is released to Licensee in accordance with the terms of this Agreement; or thirty (30) days after Licensors or Licensee issue to all other parties hereto a written certificate averring that Licensors severally are no longer subject to any Obligation under the Loan Agreement; provided that such termination shall not occur on such basis if Licensee disputes any such certificate submitted by Licensors by sending Licensors and Escrow Agent notice to that effect in writing within such period.

8.3 EFFECT OF TERMINATION. Upon termination of this Agreement the Deposited Materials shall be delivered to Licensors, except that in the event of termination at the instance solely of the Escrow Agent, such copies shall be delivered to the successor Escrow Agent.

                                    SECTION 9
                                  MISCELLANEOUS

9.1 COMPLIANCE WITH LAWS. The parties hereto agree that they shall comply with all applicable laws and regulations of governmental bodies or agencies in their respective performance of their obligations under this Agreement.

9.2 CONFIDENTIALITY. Escrow Agent will hold and release the Deposited Materials only in accordance with the terms and conditions hereof, and will maintain the confidentiality of the Deposited Materials.

9.3 NO UNDISCLOSED AGENCY; NO ASSIGNMENT. Each party represents that it is acting on its own behalf and is not acting as an agent for or on behalf of any third party; and further agrees that it may not assign its rights or obligations under this Agreement without the prior written consent of the other parties hereto (except that an assignment by any Licensee of such rights requires only the consent of Licensors, and an assignment by Licensors requires only the consent of all Licensee).

9.4 NOTICES. All notices, requests, demands or other communications required or permitted to be given or made under this Agreement shall be in writing and shall be delivered by hand or by commercial overnight delivery service which provides for evidence of receipt, or mailed by certified mail, return receipt requested, postage prepaid. If delivered personally or by commercial overnight delivery service, the date on which the notice, request, instruction or document is delivered shall be the date on which delivery is deemed to be made, and if delivered by mail, the date on which such notice, request, instruction or document is received shall be the date on which delivery is deemed to be made. Any party may change its address for the purpose of this Agreement by notice in writing to the other parties as provided herein.

9.5 GOVERNING LAW. All questions concerning the validity, operation, interpretation, and construction of this Agreement shall be governed by and determined in accordance with the laws of the State of Georgia.

9.6 NO WAIVER. No party shall, by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by the other party(ies) of any of the provisions of this Agreement. Further, the waiver by any party of any particular breach of this Agreement by any other party shall not be construed to constitute a continuing waiver of such breach or of any other breaches of the same or other provisions of this Agreement.

9.7 PARTIAL INVALIDITY. If any provision of this Agreement is held illegal, unenforceable, or in conflict with any law of any federal, state, or local government having jurisdiction over this Agreement, the validity of the remaining provisions hereof shall not be affected thereby.

9.8 COMPLETE STATEMENT OF AGREEMENT. The parties hereto acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement is the complete and exclusive statement of their agreement with respect to the subject matter hereof, and supersedes all oral or written proposals, understandings, representations, warranties, covenants, and communications between the parties relating hereto. This Agreement is intended by the parties to constitute an agreement completely independent of any other agreement between or among any combination of the parties hereto, whether or not any such other agreement involves the Licensed Program, except to the limited extent necessary to define the scope of Support Services for purposes of this Agreement. The continuing, contingent, or future rights or obligations of any party under any other agreement whatsoever shall not be regarded as necessary or implied consideration for the execution, validity, or performance of this Agreement.

9.9 MULTIPLE COUNTERPARTS. This Agreement may be signed in one or more counterparts each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

9.10 REMEDIES. The description of the possible occurrences that would constitute an Event of Default, and the consequences thereof, shall create no presumption that Licensors may or should be permitted to reject or terminate the Collateral License Agreement under applicable law. The parties agree that such a rejection or termination would be highly prejudicial to Licensee's interests, and enforcement of the Agreement will not provide a complete or adequate remedy for the harm to Licensee's interests.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as set forth below.


ESCROW AGENT:                                  LICENSEE:
ESCROW SERVICES, INC.                            Lee Enterprises, Incorporated
                                                   /s/ George Wahlig

----------------------------------               -----------------------------

By:                                              By: George C. Wahlig
   -------------------------------               Title: Vice President - Finance
Title:
   -------------------------------
2100 Norcross Parkway, Suite 150                 400 Putnam Building
Norcross, GA  30071  USA                         215 N. Main Street
Phone: 1-800-875-5669                            Davenport, IA 52801-192
Fax:  1-770-239-9201                             Phone:  319-383-2194
E-mail:  info@fortknoxescrow.com                 Fax:319-323-9608
                                                 E-mail:  greg.schermer@lee.net

LICENSORS:
CityXpress.com Corp.                             WelcomeTo Search Engine Inc.
         /s/ Phil Dubois                              /s/ Phil Dubois
----------------------------                     -----------------------------
By:  Phil M. Dubois
Title: President and CEO                         By:
200 - 1727 West Broadway                            --------------------------
Vancouver, BC V6J 4W6                            Title:
Phone: 604-638-3810                                    ----------------------
Fax: 604-638-3808
Email: pdubois@cityxpress.com

Xceedx Technologies Inc.

----------------------------------

By:
   -------------------------------
Title:
      ----------------------------

                                    EXHIBIT A

                                  FEE SCHEDULE

FEES TO BE PAID BY LICENSEE SHALL BE AS FOLLOWS:

         Initialization fee (one time only)                                             $  850
           ($ 765 for current clients)

         Annual maintenance/storage fee
           [ ] includes two Deposit Material updates                                    $ 1000
           [ ] includes one cubic foot of storage space
           [ ] if Licensors is outside North America - $ 1100/Product

         ADDITIONAL SERVICES AVAILABLE:

         Additional Updates                                            $ 150/Product
         (above two per year)


         Additional Storage Space                                      $ 150/Cubic foot


         Due Only Upon Licensee's or Licensor's
         Request for Release of Deposit Materials                      $ 100/Product per Licensee for
                                                                       initial 2 hrs. and $50/hour for
                                                                       each additional hour

Escrow Agent benefits its clients by offering extended services including: software testing & verification, media conversion, document capture & retrieval, image processing, high-speed laser printing, data conversion, information software and IT consultancy.

         Fees due in full, in US dollars, upon receipt of signed contract or deposit material, whichever comes first. Thereafter, fees shall be subject to their current pricing, provided that such prices shall not increase by more than 10% per year. The renewal date for this Agreement will occur on the anniversary of the first invoice. If other currency acceptance is necessary, please contact your Account Manager to make arrangements.

                                    EXHIBIT B

B1.      PRODUCT NAME: XpressWorks SpecialSections
         Version # : 1.1


Prepared and Confirmed by:  ________________________________________________

Title:  _________________________________________    Date: ___________________

Signature: _______________________________________________________________


Type of deposit:
                  __X_ Initial Deposit
                  ____ Update Deposit to replace current deposits
                  ____ Other (please describe)_________________________________

Items Deposited:

     Quantity                   Media Type               Description of Material

A)  ___________            _____________________         _________________________________________________

B)  ___________            _____________________         _________________________________________________

C)  ___________            _____________________         _________________________________________________

                                                                       (please copy page as necessary)


[APPENDIX A]

                                   SCHEDULE A
                                   COLLATERAL


    DESCRIPTION                                            REGISTRATION/CLAIM

1.  ECommerce Tools for Business


2.  [Proprietary] Search Engine


3.  XpressDepartment Store


4.  XpressStores Online


5.  XpressStores Pro


6.  XpressStores Enterprise


7.  Banners, etc.


8.  XpressCoupons


9.  XpressEditorial Content Engine

                                   SCHEDULE B
                                  ENCUMBRANCES


1. Canadian Imperial Bank of Commerce (CIBC) Demand Installment Loan(the "Senior Existing Indebtedness"). The loan bears interest at the bank prime rate plus 1% and is repayable in equal monthly principal and interest installments of $2,468 (Cdn.) from February 2000 through February 2015, unless the loan is called on demand by the bank. The loan is collateralized by a general security agreement on substantially all of the Company's assets, a collateral mortgage security for $166,238 (Cdn. $250,000) providing the bank first security interest in the personal property of two of the Company's officers, the assignment of a life insurance policy on the Company's president and the personal guarantees of two of the Company's officers. At of year-end on June 30, 2001, the balance outstanding was $161,830 and as of August 9, 2001 the balance was approximately $161,195.

                                   SCHEDULE C
                              THIRD PARTY CONTRACTS



None other than Lee Enterprises, Incorporated